                                                                EXHIBIT 10.16(a)

                                                                             A-1

                          L O A N   A G R E E M E N T

                                    Between

                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                                      and

                            NEWMARK HOME CORPORATION





$12,000,000.00                                                     June 28, 1990

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                               TABLE OF CONTENTS

                    United Savings Association of Texas FSB


                                                                                                                     Page
ARTICLE 1                 GENERAL TERMS
---------                 -------------

         Section 1.01     Terms Defined Above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.03     Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 2                 AMOUNT AND TERMS OF LOAN
---------                 ------------------------

         Section 2.01     The Loans and Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.02     Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.03     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.04     Notice and Manner of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.05     Computation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.06     Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.07     Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.08     Term and Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.09     Termination of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.10     Payment Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.11     Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 3                 REPRESENTATIONS AND WARRANTIES
---------                 ------------------------------

         Section 3.01     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.02     Corporate Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.03     Binding Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.04     No Legal Bar or Resultant Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.05     No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.06     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.07     Investments and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.08     Liabilities; Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.09     Taxes; Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.10     Titles, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.11     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.12     Casualties; Taking of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.13     Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.14     Compliance with the Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.15     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.16     No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.17     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.18     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.19     Designated Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.21     Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.22     Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.23     Sufficient Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.24     Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.25     Streets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.26     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.27     No Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22





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
         Section 3.28     Affirmation of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.29     Advances and Income as Trust Fund and Fiduciary Property  . . . . . . . . . . . . . . . . .  22
         Section 3.30     No Financing of Corporate Takeovers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.31     Location of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 4                 AFFIRMATIVE COVENANTS
---------                 ---------------------

         Section 4.01     Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.02     Annual Certificates of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.03     Quarterly Certificates of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.04     Payment of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.05     Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.06     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.07     Performance of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.08     Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.09     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.10     Accounts and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.11     Inspection of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.12     Inspection of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.13     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.14     ERISA Information and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.15     Collateral Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.16     Down-Date Endorsements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.17     Compliance with Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.18     Correction of Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.19     Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.20     Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.21     Compliance with Governmental Requirements . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.22     Construction Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.23     Conveyance and Encumbrance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.24     Inspection Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.25     Sign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.26     Construction of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.27     Application of Loan Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.28     Borrower's Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.29     Notices by Governmental Authority; Fire and Casualty Losses, Etc. . . . . . . . . . . . . .  34
         Section 4.30     Joint Disbursement and Application by Lender  . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.31     Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.32     Flood Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.33     Substantial Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.34     Easements, Encumbrances, Liens and Restrictive Covenants  . . . . . . . . . . . . . . . . .  35
         Section 4.35     Continued Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.36     Continued Viability of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.37     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.38     Ownership and Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.39     Indemnification of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.40     Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.41     Tax and Insurance Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.42     Sales and Operations Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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
         Section 4.43     Maintenance, Repair and Operation of Units  . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.44     Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.45     Performance of Designated Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.46     Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.47     Streets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.48     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.49     Environmental Cleanup . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 5                 NEGATIVE COVENANTS
---------                 ------------------

         Section 5.01     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.02     Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.03     Dividends, Distributions and Redemptions  . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.04     Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.05     Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.06     Limitation on Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.07     Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.08     Proceeds of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.09     ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.10     Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.11     Capital Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.12     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.13     Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.14     Ratio of Total Liabilities to Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 5.15     Preservation of Designated Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 6                 EVENTS OF DEFAULT
---------                 -----------------

         Section 6.01     Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 6.02     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 6.03     Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 6.04     Rights Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 7                 CONDITIONS OF LENDING
---------                 ---------------------

         Section 7.01     Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 7.02     All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 7.03     Funding of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.04     Limitation on Speculative Starts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.05     Limitation on Models  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.06     Certain Recordings and Documents After Closing  . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.07     Application of Interim Construction Loan Proceeds . . . . . . . . . . . . . . . . . . . . .  58

SECTION 8                 PARTIAL RELEASES
---------                 ----------------

         Section 8.01     Conditions to and Procedures for Partial Release  . . . . . . . . . . . . . . . . . . . . .  59





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
ARTICLE 9                 MISCELLANEOUS
---------                 -------------

         Section 9.01     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.02     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.03     Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.04     Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 9.05     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.06     Renewal, Extension or Rearrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.07     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.08     Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.09     Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.10     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 9.11     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 9.12     References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.13     Taxes, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.14     Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.15     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.16     Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.17     Titles of Articles, Sections and Subsections  . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.18     Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 9.19     Trust Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 9.20     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 9.21     Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65





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                                                                             A-1

                                LIST OF EXHIBITS

                    United Savings Association of Texas FSB

EXHIBIT "A"      Affidavit

EXHIBIT "B"      Budget

EXHIBIT "C"      Borrowing Request

EXHIBIT "D"      Survey Requirements

EXHIBIT "E"      Master Form of Deed of Trust

EXHIBIT "F"      Line of Credit Note

EXHIBIT "G"      Security Agreement

EXHIBIT "H"      Supplemental Deed of Trust

EXHIBIT "I"      Schedule of Disclosures

EXHIBIT "J"      Form of Compliance Certificate

EXHIBIT "K"      Construction Draw Request

EXHIBIT "L"      Affidavit of Bills Paid

EXHIBIT "M"      Partial Release of Lien





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                                                                             A-1


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of this 26th day of June, 1990 between NEWMARK HOME CORPORATION, a Texas corporation with principal offices at 10435 Greenbough, Suite 101, Stafford, Texas 77477, ("Borrower"); and UNITED SAVINGS ASSOCIATION OF TEXAS FSB, with principal offices at 3200 Southwest Freeway, Suite 2000, Houston, Texas 77027 (the "Lender").

         WHEREAS, Lender, for the consideration hereinafter set forth and subject to the terms and conditions herein stated, hereby commits and agrees to make loans to Borrower totaling, in the aggregate, an amount not to exceed TWELVE MILLION AND N0/100 DOLLARS ($12,000,000.00). Such loans shall be secured by the Premises, as hereinafter defined; and

         WHEREAS, the loans are to be used by Borrower to finance the acquisition of the Land, as hereinafter defined, and the construction of single-family residences thereon in accordance with plans and specifications and a cost breakdown submitted to and approved by Lender; and

         WHEREAS, the loans shall be evidenced by a promissory note to be executed by Borrower and delivered to Lender, deeds of trust and security agreements securing the payment thereof, financing statements perfecting the security interests created in such deeds of trust and security agreements, and such other documents as set forth in this Agreement or as required by Lender;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower and the Lender agree as follows:

                                   ARTICLE I

                                 GENERAL TERMS

         Section 1.01 Terms Defined Above. As used in this Loan Agreement, the terms "Borrower" and "Lender" shall have the meanings indicated above.

         Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Advance" shall mean a disbursement by Lender to or for the benefit of Borrower of any of the proceeds of the Note.

         "Affidavit" shall mean that certain Borrower's loan purpose affidavit executed in connection with each Interim Construction Loan, a pro forma copy of which is attached hereto as Exhibit "A."





                                       1
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                                                                             A-1

         "Affiliate" shall mean a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person in question, which, in the case of a Person which is a partnership, shall include each of the constituent partners thereof. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than ten percent (10%) of the voting rights attributable to the shares of the controlled corporation, including without limitation, the voting power for the election of the directors of such Person or the direct management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. Affiliate shall also mean a Person who is related to the Person in question. The term "related to" in the immediately preceding sentence shall mean a relation of immediate family including father, mother, brother, sister, son, daughter, or any such relation created by the occurrence of marriage by any such Persons.

         "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented.

         "Appraisal" shall mean, with respect to each Unit, an appraisal, to be prepared at the sole cost and expense of the Borrower, in form and substance satisfactory to the Lender stating the anticipated appraised value of such Unit upon Substantial Completion of a Residence constructed thereon, and the appraised value of the Lot prior to commencement of construction thereon, such appraisal to be prepared by an appraiser approved by Lender who is a member of the American Institute of Real Estate Appraisers or, in the event such Unit is to be financed by a loan insured by the FHA or guaranteed by the VA, by an appraiser employed or selected by such administration for which the financing is being requested. In addition, the Lender shall have the right, at any time and from time to time, to appoint another appraiser of its choice to inspect, at the sole cost and expense of the Borrower, any Unit and the Improvements thereon and to render his appraisal of such Unit and Improvements. In the event the Lender so elects, the appraisal rendered by such appraiser shall be the "Appraisal" hereunder for all purposes, including, without limitation, determination of the Maximum Loan Amount of any Interim Construction Loan.

         "Appraised Value" shall mean, with respect to each Unit, an amount equal to the Appraisal.

         "Borrower's Deposit" shall mean such cash sums as Lender may reasonably deem necessary in accordance with Section 4.28 hereof.





                                       2
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                                                                             A-1

         "Borrowing Request" shall mean a request for an Advance pursuant to
Section 2.01 hereof containing all information set forth in and to be substantially in the form of Exhibit "C" attached hereto.

         "Budget" shall mean the detailed budget in form as attached hereto as Exhibit "B" or in such other form as shall be acceptable to Lender, prepared by Borrower in connection with any Interim Construction Loan reflecting the cost of acquisition, construction and operation of the portion of the Premises covered thereby which shall not have been changed or modified without the prior written consent of Lender.

         "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for federally insured depository institutions under the laws of the United States of America.

         "CMSA" shall mean Consolidated Metropolitan Statistical Area.

         "Commitment" shall mean the obligation of the Lender to make Advances to the Borrower under Section 2.01 hereof, up to the maximum amount therein stated.

         "Completion Date" shall mean, (i) with respect to each Presale and the Interim Construction Loan in connection therewith, one hundred eighty (180) days from the date of the initial Advance under such Interim Construction Loan,
(ii) with respect to each Speculative Sale and the Interim Construction Loan in connection therewith, two hundred seventy (270) days from the date of the initial Advance under such Interim Construction Loan, and (iii) with respect to each Model and the Interim Construction Loan in connection therewith, three hundred sixty (360) days from the date of the initial Advance under such Interim Construction Loan.

         "Construction Contracts" shall mean the contracts between Borrower and any contractor or subcontractor relating to rendering of services or furnishing of materials in connection with the construction of all or any portion of the Improvements, contracts between any general contractor and any subcontractor, and contracts between any of the foregoing and any other Person or entity relating to rendering of services or furnishing of materials in connection with the construction of the Improvements. All of the foregoing contracts shall be subject to the prior written approval of Lender.

         "Current Survey" shall mean a slab survey of a Lot made by a duly licensed surveyor or civil engineer satisfactory to Lender containing the information and meeting all of the requirements as set forth in Exhibit "D", attached hereto.

         "Debt" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such

Person otherwise assures a creditor against loss; (ii) all obligations under leases which shall have been, or should have been, in accordance with generally accepted accounting principles in effect on the date of this Agreement, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, and
(iii) unfunded vested benefits under each Plan.

         "Deeds of Trust" shall mean the Master Form of Deed of Trust, any and all Supplemental Deeds of Trust and any one or more other deeds of trust and security agreements, whether now or hereafter executed, covering one or more Units and securing the Indebtedness, duly executed by Borrower and such others (if any) as shall be required to create in favor of Lender, first priority Liens upon and security interests in all of the Units, and any and all supplements, modifications, amendments, and/or extensions thereof.

         "Default" shall mean the occurrence of any of the events specified in
Section 6.01 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "Designated Contract" shall mean each agreement (whether one or more) referred to in Section 3.19 hereof.

         "Drawdown Termination Date" shall mean June 28, 1991.

         "Environmental Complaint" means any complaint, order, citation or notice by any Person asserting that the Borrower, or any Property of it, is in violation of or does not comply with any Environmental Law.

         "Environmental Laws" means: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et. seq. ("CERCLA"), (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et. seq. ("RCRA"), (iii) the Clean Air Act, 42 U.S.C.A. 7401 et. seq., (iv) the Clean Water Act of 1977, 33 U.S.C.A. 1251 et. seq., (v) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et. seq., (vi) the Safe Drinking Water Act, 42 U.S.C. 300(f) et. seq. ; (vii) the Refuse Act, 33 U.S.C. 407 et. seq., (viii) the Texas Solid waste Disposal Act, Tex. Health and Safety Code, section 361.001 et. seq.; (ix) the Texas Clean Air Act, Tex. Health and Safety Code, Section
382.001 et. seq., (x) the regulations promulgated pursuant to the aforesaid laws, or any of them, and (xi) all other federal, state or local laws, ordinances, orders, rules or regulations, new or hereafter existing, that directly and/or indirectly related to air pollution, water pollution, noise control, and/or the presence, storage, escape, seepage, leakage, emission, release, use, spillage, generation, transportation, handling, discharge, disposal, or recovery of on-site or off-site hazardous or toxic substances, wastes or materials and/or underground storage tanks, and as each and any of the foregoing laws, ordinances, orders, rules or regulations may be amended or enacted from time to time.

         "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, injunction, penalty or fine, cost of enforcement, cost of cleanup, removal, encapsulation or other remedial action, or any other cost or expense whatsoever, including, without limitation, reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the existence of Hazardous Material, the imposition of any Environmental Lien.

         "Environmental Lien" means a Lien (as hereinafter defined) in favor of any Person arising as a result of or securing (i) any liability under an Environmental Law, or (ii) damages arising from or costs incurred by any Person in response to any actual or threatened Hazardous Discharge.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA.

         "Event of Default" shall mean the occurrence of any of the events specified in Section 6.01 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

         "Excepted Liens" shall mean the following, all of which must be acceptable to the Lender in the Lender's sole discretion: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants (such as that made in Section 5.02 hereof) and other covenants or undertakings of like nature; and (iv) the outstanding Liens, easements, building lines, restrictions, security interests and other matters (if any) approved in writing by Lender relating to any of the Lots.

         "Financial Statements" shall mean the financial statement or statements of the Borrower described or referred to in Section 3.06 hereof.

         "Governmental Authority" includes the United States of America, the state, county, city or any political subdivision in which all or any portion of the Premises is located, and any court or political subdivision, agency, department, commission, board, bureau or instrumentality having jurisdiction over Borrower, Lender, all or any portion of the Premises or construction thereon.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgement, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement now or hereafter existing (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrower or any of its Property.

         "Hazardous Discharge" means the happening of any event involving the presence, disposal, escape, seepage, leakage, emission, release, use, storage, spillage, discharge, investigation, cleanup, removal or remediation of any Hazardous Material which violates, or threatens to violate, any Environmental Law.

         "Hazardous Material" shall mean one or more of the following substances:

         (a) Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in any one or more of the Environmental Laws, or the Hazardous Materials
Transportation Act (49 U.S.C. or in the regulations promulgated pursuant to said law);

         (b) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

         (c) Such other substances, materials and wastes which are or become regulated under applicable local, state, or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws, orders, ordinances, rules or regulations; and

         (d)     Any material, waste, or substances which are: (i) asbestos,
(ii) polychlorinated biphenyls; (iii) a substance described in clause (a) of the definition of "Hazardous Material"; (iv) explosives; (v) radioactive materials; (vi) gasoline; (vii) petroleum; (viii) petroleum products, or (ix) related or similar materials or substances.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness, as the case may be, under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Impositions" shall mean all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges imposed pursuant to any subdivision, planned unit development or condominium declaration or restrictions; charges for any easement, license or agreement maintained for the benefit of the Premises, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon all or any portion of the Premises or the ownership, use, occupancy or enjoyment thereof.

         "Improvements" shall mean all Residences and any other improvements, buildings, structures, equipment and amenities located on the Land and provided for in the Plans.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Lender in connection with the Note or any Security Instruments, including this Agreement, and all other liabilities of the Borrower to the Lender from time to time existing, whether in connection with this or other transactions, including without limitation, the Preclosing Indebtedness referred to in Section 9.19 hereof.

         "Insurance Policies" shall mean (a) owner's and contractor's policies of comprehensive general public liability insurance, including worker's compensation insurance; (b) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Borrower from becoming a co-insurer, such insurance prior to completion of the Improvements to be in builder's risk form on a nonreporting basis and including coverage for all materials and equipment, wherever located, intended to be installed in or utilized in the construction of the Improvements; (c) if any portion of the Premises is in a "Flood Hazard Area", a flood insurance policy, or binder therefor, with respect to that portion of the Premises, in an amount equal to the portion of the Maximum Loan Amount attributable to such portion of the Premises or the maximum amount available under the Flood Disaster Protection Act of 1973 and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of that Act; and (d) such other insurance, if any, as Lender may require from time to time including but not limited to rent and rental value insurance (in the sum of rentals of a period specified by Lender, real estate taxes, special assessments and utility charges, and premiums for all insurance required to be paid for by Borrower or by tenants), broad form boiler and machinery insurance on all equipment and objects customarily covered thereby if there are pressure fired vehicles within any portion of the Premises, and errors and omissions insurance for architects, engineers and other professionals involved in the design or construction of any of the Improvements; in addition, the term "Insurance Policies" shall mean insurance policies issued and maintained in form, in amounts and by companies satisfactory to Lender, containing a mortgage clause (without contribution) in favor of Lender with loss proceeds payable to Lender as its interest may appear, requiring not less than ten (10) days prior written notice to Lender of any cancellation or change of coverage, and providing that no act of the insured or any occupant, and no occupancy or use of any portion of the Premises for purposes more hazardous than permitted by the terms of the policy, will affect the validity or enforceability of the insurance as respects Lender.

         "Interim Construction Loan" shall mean, with respect to each Unit, the Advances made and to be made from time to time pursuant to the Commitment.

         "Land" shall mean all of the Lots.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, Environmental Lien, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Lot" shall mean a fully developed single-family residential lot in a subdivision, with respect to which all development and construction work has been completed, (including completion of all public roadways necessary to provide sufficient access to such Lot and completion of all water, sanitary and storm sewer facilities in capacities sufficient for single-family residential use) so that such Lot is ready and of sufficient size for a residence to be constructed thereon or such other lots as Lender may approve from time to time.

         "Margin Percentage" shall mean, with respect to the Note, the percent per annum which is expressly enumerated in Section 2.02 hereof (before or after maturity, as appropriate) to be added to the Prime Rate to determine (except as may be limited by applicable law) the interest rate on the Note.

         "Master Form of Deed of Trust" shall mean those certain Master Form of Deeds of Trust and Security Agreement in the form of Exhibit "E", attached hereto, and recorded in all counties wherein Lots subject to any Interim Construction Loan are situated.

         "Master Planned Communities" shall mean a planned development, approved in writing by Lender, which contains within its boundaries subdivisions and such amenities as shall be determined by Lender.

         "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any other Security Instrument, or (ii) the ability of the Borrower to carry out its business as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under the Note, this Agreement or the other Security Instruments on a timely basis.

         "Maximum Loan Amount" shall mean, with respect to each Interim Construction Loan, in connection with a Unit in the Houston CMSA, an amount equal to seventy percent (70%) of the lesser of (i) the Appraised Value of the Unit(s) attributable to such Interim Construction Loan, or (ii) the Sales Price of the Unit(s) attributable to such Interim Construction Loan and, with respect to each Interim Construction Loan in connection with a Unit in the Austin CMSA, an amount equal to sixty percent (60%) of the lesser of (i) the Appraised Value of the Unit(s) attributable to such Interim Construction Loan, or (ii) the Sales Price of the Unit(s) attributable to such Interim Construction Loan.

         "Model" shall mean a Unit to be used by Borrower in promoting the sale of other Units offered for sale by Borrower.

         "Note" shall mean the promissory note described in Section 2.01(a) hereof, executed by Borrower payable to the order of Lender, in the form attached hereto as Exhibit "F" and all duly authorized renewals, extensions, modifications, increases, reinstatements and/or rearrangements thereof expressly agreed to in writing by the Lender.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any body, authority, agency or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any Plan subject to Title IV of ERISA and maintained by the Borrower or any such plan to which the Borrower is required to contribute on behalf of its employees.

         "Plans" shall mean the final working drawings and specifications for the construction of a Residence or Residences (including soil reports and engineering calculations) prepared by architects and/or engineers and as modified or supplemented from time to time and approved for each Interim Construction Loan by Lender, Borrower, and, to the extent necessary, by each Governmental Authority.

         "Premises" shall mean the Land, the Improvements, all fixtures, equipment, leases, rentals, and personal property of any kind or character now or hereafter related to, situated on or used in connection with the Land or in any improvements now or hereafter constructed thereon, and all related parts, accessions and accessories thereto and all replacements or substitutions therefor, as well as all other improvements, benefits and appurtenances now or hereafter placed thereon or accruing thereto.

         "Presale" shall mean a Unit for which Borrower has delivered to Lender a contract for sale with a bona fide third party purchaser not an Affiliate of Borrower (unless approved in writing by Lender).

         "Prime Rate" shall mean the variable rate of interest per annum established by Texas Commerce Bank National Association ("TCB") from time to time as its prime rate which shall vary from time to time effective on the same day as any changes of the announced prime rate of TCB. Such rate is set by TCB as general rate of interest, taking into account such factors as TCB may deem appropriate, it being understood that many of TCB's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer by TCB and that TCB or the Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Release Parcel" shall have the meaning set forth in Section 8.01 hereof.

         "Rents" shall mean all of the rents, revenues, income, proceeds, royalties, profits and/or other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting or otherwise enjoying or using any Unit.

         "Residence" shall mean any single-family dwelling constructed or to be constructed on a Lot from the proceeds of any Interim Construction Loan.

         "Sales Price" shall mean, with respect to each Unit, the price therefor, initially established by Borrower prior to the initial Advance of an Interim Construction Loan in connection with such Unit.

         "Security Agreement" shall mean the Security Agreement duly executed by Borrower and such others (if any) for the benefit of Lender in the form of Exhibit "G", attached hereto.

         "Security Instruments" shall mean this Agreement, the agreements or instruments described or referred to in Section 4.15 or Subsection 7.01(e) hereof, the Deeds of Trust, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, or any other Person (other than participation or similar agreements between the Lender and any other bank or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Note or this Agreement, as such agreements may be amended, modified, extended, increased, reinstated, rearranged or supplemented from time to time.

         "Speculative Start" shall mean a Unit which is not a Presale.

         "Subdivisions" shall mean those certain parcels of lots or subdivisions located in one or more CMSA's as shall be approved in writing from time to time by Lender.

         "Substantial Completion" shall mean completion of a Residence in accordance with the Plans in the sole reasonable judgment of the Lender.

         "Supplemental Deed of Trust" shall mean a supplemental deed of trust, security agreement and financing statement substantially in the form attached hereto as Exhibit "H" executed by the Borrower for the benefit of the Lender whereby a Lot and the Improvements thereon or to be constructed thereon are made subject to the terms and provisions of the Master Form of Deed of Trust and which creates in favor of Lender, a first priority Lien and security interest in the Lot and Improvements thereon.

         "Title Company" shall mean Stewart Title Company or such other title company expressly approved by Lender in writing from time to time.

         "Title Insurance Binder" shall mean one or more mortgagee title insurance policies or binders, as Lender may require, issued in favor of Lender by the Title Company if and as required by Lender in an amount equal to one hundred percent (100%) of the amount of each Interim Construction Loan, insuring or agreeing to insure Lender's Lien in such form as may be prescribed by applicable Governmental Requirements and as shall be satisfactory to Lender, certifying that good and indefeasible title to the Lot(s) relating to such Interim Construction Loan is vested in Borrower, subject only to exceptions acceptable to Lender, and required by state title insurance regulations.

         "Unit" shall mean any Lot and the Residence located thereon covered by an Interim Construction Loan.

         Section 1.03 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles applied on a basis consistent with those reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.

                                   ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

         Section 2.01     The Loans and Commitment.

                 (a) Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement and except as hereinafter provided, the Lender agrees to make to Borrower Interim Construction Loans in an aggregate principal amount (the "Commitment Amount") up to but not exceeding at any one time the lesser of (i) $12,000,000.00 or (ii) the aggregate sum of the Maximum Loan Amount of all Interim Construction Loans. To evidence the Loans made by the Lender pursuant to this Section 2.01, the Borrower will issue, execute and deliver the Note payable to the order of Lender in the principal amount of the Note, dated as of the date hereof and payable on the Drawdown Termination Date. Accrued interest is due and payable on the Note monthly, the first such payment being due and payable August 1, 1990, and the remaining payments being due and payable on the first (1st) day of each and every succeeding month thereafter and at the maturity thereof.

                 (b) At such time as an Interim Construction Loan shall have been paid in full and Lender's commitment, duties and obligations thereunder have terminated, the amount of funds advanced thereunder shall once again be available to Borrower pursuant to additional Interim Construction Loans to be made in accordance with the terms and provisions hereof; that is, the amount available to Borrower under the Commitment shall increase and decrease in accordance with Advances and principal repayments by Borrower. The amount of funds available under the Commitment at any time shall be determined by subtracting the Maximum Loan Amount of all then existing Interim Construction Loans (regardless of whether all principal has been advanced thereunder) from $12,000,000.00. The resulting figure shall be available for additional Interim Construction Loans under the Commitment.

                 (c) Notwithstanding anything contained herein to the contrary at no time during the term of this Agreement shall the sum of the aggregate Maximum Loan Amount of all Interim Construction Loans under the Commitment relating to Units located in the Austin CMSA exceed $2,000,000.00; and notwithstanding anything contained herein to the contrary, at no time shall the sum of the aggregate Maximum Loan Amount of all Interim Construction Loans under the Commitment relating to Units located in the Houston CMSA exceed $10,000,000.00; and notwithstanding anything contained herein to the contrary, at no time shall the sum of the aggregate Maximum Loan Amount of all Interim Construction Loans under the Commitment exceed the Commitment Amount.

                 (d) Subject to the foregoing and except as otherwise herein provided, Borrower may, at any time until the termination of the Commitment as set forth in Section 2.09 hereof, submit to Lender a Borrowing Request requesting Lender to make under this Agreement one or more Interim Construction Loans for the acquisition and construction of any one or more Units. Such Borrowing Request shall state the amount of the Interim Construction Loan requested and identify Subdivision and the Lot or Lots to be acquired out of the proceeds of such Interim Construction Loan and whether such Lot or Lots and the Residence or Residences to be located thereon are Presales or Speculative Starts. Such Borrowing Request shall be accompanied with a Budget and Plans.

                 (e) All Interim Construction Loans closed under this Agreement shall be subject to approval by Lender in accordance with Lender's usual underwriting guidelines and procedures, consistently applied, and shall conform in all respects to the rules and regulations governing Lender as a federally chartered and insured savings bank. Such underwriting guidelines shall include, but not be limited to, a quarterly review of Borrower's total inventory of unsold houses and financial statements.

                 (f) Notwithstanding Lender's approval of Borrower's Borrowing Request, Borrower must satisfy all of the conditions precedent to any Interim Construction Loan and all terms and conditions set forth in this Agreement before Lender shall be obligated to make any Interim Construction Loan, or any Advance thereunder.

         Section 2.02     Interest Rate.   The Note shall bear interest from
the date thereof until maturity at a varying rate per annum which is one percent (1%) per annum above the Prime Rate (but in no event to exceed the Highest Lawful Rate). Past due principal and interest in respect of the Note shall bear interest at a varying rate per annum which is 5% per annum above the Prime Rate (but in no event to exceed the Highest Lawful Rate). Adjustments in the varying interest rate shall be made on the same day as each change in the Prime Rate and, to the extent allowed by law, on the effective date of any change in the Highest Lawful Rate.

         Section 2.03     Fees.

                 (a) On the date of execution hereof, Borrower shall pay to Lender a commitment fee in the amount of one quarter of one percent (.25%);

                 (b) On the date of the initial Advance of each Interim Construction Loan made or to be made hereunder, Borrower shall pay to Lender an origination fee in the amount of one quarter of one percent (.25%) of the amount of such Interim Construction Loan;

                 (c) With respect to each Interim Construction Loan, for the period from the Completion Date and continuing through any portion of the period through and including the ninetieth (90th) day thereafter, the Borrower may elect to pay to the Lender on the Completion Date, an extension fee of one-quarter of one percent (.25%) of the Maximum Loan Amount of such Interim Construction Loan and upon receipt thereof by the Lender the Completion Date with respect to such Interim Construction Loan shall be extended ninety (90) days from the date of the original Completion Date or ninety (90) days from the date of any prior extension thereof, as applicable. Provided, however, Borrower shall only be entitled to one such extension unless written consent for additional extensions shall have been approved in writing by Lender.

         Section 2.04     Notice and Manner of Borrowing.   The amount of each
Advance shall be designated by the Borrower's execution of a Borrowing Request to be received by the Lender at least three but not more than ten (10) Business Days prior to the date of such Advance, which date shall be a Business Day. Each such Advance shall be made at the office of the Lender, and shall be funded in immediately available funds.

         Section 2.05     Computation.     All payments of interest shall be
computed on the per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first day but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

         Section 2.06     Voluntary Prepayments.   The Borrower may at its
option prepay the principal amount of the Note outstanding hereunder at any time in whole or from time to time in part (but no partial prepayment shall be less than $10,000.00), without premium or fee upon giving the Lender at least three (3) Business Days, prior notice of the aggregate principal amount to be prepaid, and in the event of any such notice being given, the amount so notified shall be due and payable on the day so notified, together with accrued interest thereon to the date of prepayment.

         Section 2.07     Mandatory Prepayments.

                 (a) If at any time the outstanding balance under any Interim Construction Loan exceeds the Maximum Loan Amount, then the Borrower shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Note. Such prepayment shall be without premium or fee, and shall be made together with the payment of accrued interest on the amount prepaid.

                 (b) If, at any time, after the Completion Date of any Interim Construction Loan, including any extension thereof there shall remain any outstanding balance owing on such

         Interim Construction Loan, then the Borrower shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Note. Such prepayment shall be without premium or penalty, and shall be made together with the payment of accrued interest on the amount prepaid.

         Section 2.08     Term and Repayment.      The entire unpaid principal
and accrued interest of each Interim Construction Loan shall be repaid on or before the Completion Date.

         Section 2.09     Termination of Commitment.

                 (a) The initial funding of Advances for all Interim Construction Loans hereunder must take place no later than the Drawdown Termination Date and this Commitment shall expire on said date unless the parties hereto mutually agree in writing to extend the Commitment.

                 (b) Notwithstanding anything contained herein to the contrary, the commitment of Lender to make Advances under any Interim Construction Loan shall terminate on the Drawdown Termination Date and, unless the parties mutually agree in writing to extend the Commitment, all unpaid principal and accrued interest shall be due and payable in full. Notwithstanding termination of Lender's commitment and obligations thereunder and hereunder, all duties and obligations of Borrower under this Agreement and all other Security Instruments shall continue in full force and effect until the full and final payment of the Note and performance of all obligations in the Security Instruments.

         Section 2.10     Payment Procedure.       All payments and prepayments
made by the Borrower under the Note or this Agreement shall be made to the Lender at its offices described above in immediately available funds before 12:00 noon, Houston time, on the date that such payment is required to be made. The Borrower hereby authorizes the Lender, if and to the extent payment or prepayment is not made when due hereunder or under the Note or Security Instruments, to charge from time to time against the Borrower's account with the Lender any amount so due. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender's next following Business Day.

         Section 2.11     Business Days.   If the date for any loan payment or
prepayment or extension fee payment hereunder falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest or extension fee, as the case may be.





                                       16
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                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and the making of the Advances thereunder and shall be continually in full force and effect throughout the term of this Agreement and any extension or renewals hereof) that:

         Section 3.01     Corporate Existence.     The Borrower is a
corporation duly organized, legally existing and in good standing under the laws of the State of Texas, and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary.

         Section 3.02     Corporate Power and Authorization.        The
Borrower is duly authorized and empowered to create and issue the Note; and the Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement, to which it is a party; and all corporate action on the Borrower's part requisite for the due creation and issuance of the Note and for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which the Borrower is a party has been duly and effectively taken.

         Section 3.03 Binding Indebtedness. This Agreement does, and the Note and other Security Instruments to which the Borrower is a party upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

         Section 3.04     No Legal Bar or Resultant Lien.   The Note and the
Security Instruments, including this Agreement, to which the Borrower is a party do not and will not violate any provisions of its articles or certificate of incorporation, bylaws, or any contract, agreement, instrument or Governmental Requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower, other than those permitted by this Agreement. Borrower's development, improvement and sale of the Land and Improvements and any sale or lease of any portion thereof by Borrower are and shall be exempt from the registration and reporting requirements of the Interstate Land Sales Full Disclosure Act and regulations thereunder, as amended from time to time.

         Section 3.05     No Consent.      The Borrower's execution, delivery
and performance of the Note and the Security Instruments, including this Agreement, to which the Borrower is a party do not require the consent or approval of any other Person which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

         Section 3.06     Financial Condition.     The audited annual financial
statements of the Borrower for its fiscal year ended December 31, 1989, and the unaudited interim financial statements of the Borrower for its fiscal quarter ended March 31, 1990, (including any related schedules or notes) which have been delivered to the Lender, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition and changes in financial position of the Borrower as at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to such unaudited interim statements). No change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect, except as disclosed to the Lender in Exhibit "I" hereto.

         Section 3.07     Investments and Guaranties.       At the date of this
Agreement, the Borrower has not made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Lender in Exhibit "I" hereto.

         Section 3.08 Liabilities; Litigation. Except for liabilities incurred in the normal course of business, the Borrower does not have at the date of this Agreement any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements or as disclosed to the Lender in Exhibit "I" hereto. Except as disclosed to the Lender in Exhibit "I" hereto, at the date of this Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect. No unusual, extraordinary or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business or Properties of the Borrower, except as disclosed to the Lender in Exhibit "I" hereto.

         Section 3.09     Taxes; Governmental Charges.      The Borrower has
filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its Properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

         Section 3.10     Titles, etc..    The Borrower has good title to its
material (individually or in the aggregate) Properties, free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Liens disclosed to the Lender in

Exhibit "I" thereto, (iii) Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Borrower of its Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, or (iv) Liens otherwise permitted or contemplated by this Agreement or the other Security Instruments. In connection with any Interim Construction Loan, the Borrower is, or will be subsequent to the initial Advance of such Interim Construction Loan, the legal and equitable fee simple absolute owner of the Lot attributable thereto and all Improvements thereon, subject only to title exceptions (specified in the Title Insurance Policy) which are hereafter accepted by Lender.

         Section 3.11     Defaults.        The Borrower is not in Default nor
has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a Default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, or any under any material agreement or instrument to which the Borrower is a party or by which it is bound, except as disclosed to the Lender in Exhibit "I" hereto. No Default or Event of Default hereunder has occurred and is continuing.

         Section 3.12     Casualties; Taking of Properties.         Since the
date of the Financial Statements, neither the business nor the Properties of the Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         Section 3.13     Use of Proceeds; Margin Stock.    The proceeds of the
Note will be used by the Borrower for the following purposes: Construction of Residences in accordance with the terms and provisions hereof. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Note or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 3.14 Compliance with the Law. The Borrower to its best knowledge,

                 (a)      is not in violation of any Governmental Requirement;
         and

                 (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business;

which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 3.15     ERISA.

                 (a) The Borrower and any ERISA Affiliate are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term, is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower.

                 (b) Neither the Borrower nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any multi-employer Plan.

                 (c) Neither the Borrower nor any ERISA Affiliate would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans.

                 (d) No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA.

                 (e) The Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         Section 3.16     No Material Misstatements.        No information,
exhibit or report furnished to the Lender by the Borrower in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 3.17 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.18     Public Utility Holding Company Act.       The
Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.19     Designated Contracts.    If requested by Lender, the
Borrower has delivered to the Lender true and correct copies of all material agreements, contracts and understandings, written or oral, between Borrower and any other Person relating to the Premises, relating to Debts owed or Liens granted by Borrower to any Person, and/or relating to any Properties of Borrower. Such agreements have not been modified or terminated, and they are in full force and effect as of the date hereof. Neither the Borrower nor any other Person is in Default thereunder, except as disclosed to the Lender in Exhibit "I" hereto.

         Section 3.20     Environmental Matters.   Except as disclosed on
Exhibit "I" attached hereto, the Borrower, (a) is unaware of and has not received notice of, any actual or alleged Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (i) any actual or alleged non-compliance with or violation of the requirements of any Environmental Law or (ii) any actual, alleged, or threatened Hazardous Discharge, (b) has no threatened or actual liability in connection with any actual, alleged, or threatened Hazardous Discharge which would individually or in the aggregate have a Material Adverse Effect, and (c) is unaware of, and has not received notice of, any inspection, investigation or evaluation concerning whether any remedial action is needed to respond to any actual, alleged, or threatened Hazardous Discharge for which the Borrower is or may be liable. All Property covered by the Security instruments is in compliance with all Environmental Laws.

         Section 3.21 Compliance. The Residences, when completed in accordance with the Plans, and their intended uses, will comply with all applicable laws, ordinances, regulations, restrictive covenants and requirements of Governmental Authorities (including, without limitation, building ordinances, health ordinances, handicap ordinances, zoning laws and environmental regulations). Prior to commencement of construction of a Residence, the Plans will have been approved by all Governmental Authorities with jurisdiction over the Residences.

         Section 3.22 Budget. Each Budget accurately reflects or will accurately reflect all costs which will be incurred by Borrower in the acquisition, construction and operation of the portion of the Premises covered thereby through the maturity of the Note.

         Section 3.23     Sufficient Funds.        Sufficient funds are
available to Borrower in addition to proceeds of the Note to pay all Costs of Construction of the Improvements.

         Section 3.24     Utilities.       All utility services and permits
(including, without limitation, water and sewage permits) in such capacities as are necessary for the construction of the Residences and the operation thereof for their intended purpose are available at the boundary of each Lot, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

         Section 3.25     Streets.                 All streets, roads, and/or
highways necessary for the full utilization of any Residence for its intended purpose has been completed or the necessary rights-of-way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority, and all necessary steps have been taken by Borrower and any such Governmental Authority to assure the complete construction and installation thereof prior to the Substantial Completion for the applicable Residence.

         Section 3.26     Permits.         All zoning, utility, building,
health and operating permits (if any) required for the construction and operation of each Residence have been obtained or shall be obtained prior to the commencement of construction of such Residence and copies of same shall have been delivered to Lender.

         Section 3.27     No Work.         No work or construction (including
the destruction or removal of any existing improvements, site work, clearing, grubbing, draining or fencing of the Land) has been or will be commenced on the Land which is the subject of the Interim Construction Loan, and no contract, oral or written has been nor will be, executed for the construction of any Residence, and no materials or supplies to be used in the construction of any Residence have been delivered to the Land, and no contract or affidavit has been nor will any contract or affidavit be, filed for record, which (with respect to any of the foregoing) could result in the imposition of a mechanic's or materialman's lien on any portion of the Land prior to or on parity with the lien and security interest evidenced by any Deed of Trust.

         Section 3.28 Affirmation of Representations and Warranties. Receipt of each Advance and each Borrowing Request shall constitute an affirmation that the representations and warranties of Borrower contained in this Agreement are true and correct in all material respects as of the date thereof and, unless Lender is notified in writing to the contrary before the disbursement of any Advance, will be so on the date thereof.

         Section 3.29     Advances and Income as Trust Funds and Fiduciary
Property.   All Advances of loan proceeds made or to be made to Borrower and all rents and other income from the Premises are to be held in trust by Borrower and distributed and utilized pursuant to the terms of this Agreement. Borrower agrees to and shall maintain standard of a fiduciary of Lender with respect to each and every Advance and all income from the Premises, expressly recognizing that breach of such fiduciary standard could result in a violation of various federal and state, civil and criminal statutes, including, but not limited to, Chapter 32 of the Texas Penal Code and Chapter 162 of the Texas Property Code.

         Section 3.30     No Financing of Corporate Takeovers.      No proceeds
of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the securities Exchange Act of 1934, including particularly but without limitation Sections 13(d) and 14(d) thereof.

         Section 3.31     Location of the Borrower.         The Borrower's
principal place of business and chief executive offices are located at the address stated in the opening recital of this Agreement.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

         The Borrower will at all times comply with the covenants contained in this Article 4, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding.

         Section 4.01     Financial Statements and Reports.         The
Borrower will promptly furnish to the Lender from time to time upon request such information regarding the business and affairs and financial condition of the Borrower as the Lender may reasonably request, and will furnish to the
Lender:

                 (a) Annual Reports - promptly after becoming available and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such year, the audited statement of profit and loss of the Borrower for such year, and the audited statement of reconciliation of capital accounts of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of Ernst & Young or other independent public accountants acceptable to the Lender which report shall be to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except for such changes in such principles with which the independent public accountants shall have concurred; and

                 (b) Quarterly Reports - promptly after becoming available and in any event within forty-five (45) days after the end of each of the first three quarterly periods in each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such period, the statement of profit and loss of the Borrower for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and the statement of reconciliation of capital accounts of the Borrower for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officer of the Borrower to have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustments; and

                 (c) Promptly after becoming available and, in any event, within twenty-one (21) days after the end of each month in each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such month, the statement of profit and loss of the Borrower for such month, and for the period from the beginning of the fiscal year to the close of such month, and the statement of reconciliation of capital accounts of the Borrower for such month and for the period from the beginning of the fiscal year to the close of such month, setting forth in each case, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officer of the Borrower to have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year end adjustments; and

                 (d) Audit Reports - promptly upon receipt thereof, one copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower; and

                 (e) Environmental Notices - Notice to the Lender in writing, immediately delivered to Lender upon Borrower's becoming aware that Borrower has received any information, notice, advice or of any claim, demand, action, event, condition, report, or investigation indicating any potential or actual liability arising in connection with (i) the noncompliance with or violation of the requirements of any Environmental Law which individually or in the aggregate might have a Material Adverse Effect, (ii) the release or threatened release of any toxic or hazardous material, waste, substance or constituent into the environment which individually or in the aggregate might have a Material Adverse Effect or which release or threatened release the Borrower have a duty to report under any Environmental Law, or (iii) the existence of any Environmental Lien on any Properties or assets of the Borrower.

         Section 4.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Subsection 4.01(a) hereof, the Borrower will furnish or cause to be furnished to the Lender certificates of compliance, as follows:

                 (a) a certificate signed by the principal financial officer of the Borrower (i) stating that a review of the activities of the Borrower has been made under his supervision with a view to determining whether the Borrower has fulfilled all of its obligations under this Agreement, the other Security Instruments and the Note;
         (ii) stating that the Borrower has fulfilled its obligations under such instruments and that all representations made herein continue to be true and correct (or specifying the nature of any change), or if the Borrower shall be in Default, specifying any Default and the nature and status thereof; (iii) to the extent requested from time to time by the Lender, specifically affirming compliance of the Borrower with any of its representations or obligations under such instruments; and (iv) containing or accompanied by such financial or other details, information and material as the Lender may reasonably request to evidence such compliance; and

                 (b) a certificate from the independent public accountants stating that their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature, period of existence and status thereof.

         Section 4.03 Quarterly Certificates of Compliance. Concurrently with the furnishing of the quarterly financial statements pursuant to Subsection 4.01(b) hereof, the Borrower will furnish or cause to be furnished to the Lender a principal financial officer's certificate in the same form as the certificate required by Subsection 4.02(a) hereof, including all the matters referred to in clauses (i) through (iv), inclusive, thereof.

         Section 4.04 Payment of Impositions. Borrower will pay and discharge, or cause to be paid and discharged, any and all Impositions not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed or the day any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Borrower may, if permitted by law and if installment payments would not create or permit the filings of a Lien against any portion of the Premises, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions. Borrower may in good faith, in lieu of paying such Impositions as they become due and payable, by appropriate proceedings, contest the validity thereof. During such contest Borrower shall not be deemed in Default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, Borrower furnishes Lender an indemnity bond, conditioned that such tax or assessment with interest, cost and penalties be paid as herein stipulated, secured by a deposit in cash or security acceptable to Lender or with surety acceptable to Lender, in the amount of the tax or assessment being contested by Borrower and a reasonable additional sum to pay all possible costs, interest and penalties imposed or incurred in connection therewith. Upon conclusion of such contest Borrower shall promptly pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon prior to the date such judgment becomes final or any writ or order is issued under which any portion of the Premises may be sold pursuant to such judgment.

         Section 4.05     Maintenance.     The Borrower will (i) maintain its
corporate existence, rights and franchises; (ii) observe and comply with all Governmental Requirements, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good an workable condition at all times and make all repairs, replacements additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

         Section 4.06     Further Assurances.      The Borrower will promptly
cure any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         Section 4.07     Performance of Indebtedness.      The Borrower will
pay the Note according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

         Section 4.08     Reimbursement of Expenses.        The Borrower will
pay all costs in connection with each Interim Construction Loan and all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay all reasonable out-of-pocket expenses of the Lender in connection with the administration of this Agreement and the other Security Instruments. Without limiting the generality of the foregoing, the Borrower shall pay when due all costs and expenses required by this Agreement, including, without limitation (a) all taxes, assessments and impositions applicable to any portion of the Premises; (b) all fees for filing or recording any Security Instruments; (c) all fees and commissions lawfully due to brokers, salesmen and agents in connection with the Indebtedness or the Premises; (d) all reasonable fees and expenses of counsel to Lender in connection with the negotiation, preparation, interpretation, amendment or enforcement of any of the Security Instruments, the making of any Advance, or any suit to which Lender is a party involving this Agreement or any portion of the Premises; (e) all title insurance and title examination charges, including premiums for the Title Insurance Binders; (f) all survey costs and expenses, including the cost of the Current Surveys; (g) all premiums for the Insurance Policies; and (h) all other reasonable costs and expenses incurred by Lender in connection with the Premises, including, without limitation, appraisal fees, inspection fees and costs, closing costs, internal audit fees, audit fees and costs and expenses to cure any Default hereunder or preserve all or any portion of the Premises. In the event Borrower shall fail, refuse or neglect to





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
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pay any costs and expenses specified in this Agreement or any other Security
Instrument when due, then at any time thereafter and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of the same, Lender may, but shall not be obligated to, make such payment or payments for the account of and at the expense of Borrower. The Borrower will, upon request, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any other Security Instrument, or to collect the Note, or to enforce the rights of the Lender under this Agreement or any other Security Instrument, which amounts will include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the post-maturity rate specified in section 2.02 hereof on each such amount from the date of written demand or request by the Lender for reimbursement until the date of reimbursement to the Lender.

         Section 4.09     Insurance.

                 (a) The Borrower now maintains and will continue to maintain with financially sound and reputable insurers, Insurance Policies with respect to its Properties and the Premises and business against such liabilities, casualties, risks and contingencies and in such types and amounts as shall be acceptable to Lender.

                 (b) Upon request of the Lender, the Borrower will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Lender and if requested will furnish the Lender copies of the applicable Insurance Policies.

                 (c) In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Borrower, the proceeds of such policies shall be used at the option of Lender (i) to repair or replace the damaged Property, or (ii) to prepay the Indebtedness. If Lender elects to make the insurance proceeds available to Borrower to repair and restore the damaged Unit(s) rather than applying the proceeds to payment of the Indebtedness, such proceeds will be deposited with Lender, together with any additional funds of Borrower which Lender determines are necessary to complete the repairs and restoration, and such funds will be disbursed by Lender in accordance with the terms of this Agreement before any additional Advances shall be made in connection with the applicable Interim Construction Loan. Borrower agrees to promptly and diligently repair and restore the Premises.

                 (d) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Policy or other proceeds lawfully or equitably payable to Lender in connection with the transactions contemplated hereby and the collection of any Indebtedness of Borrower to Lender incurred hereunder (including payment by Borrower of the expense of any independent appraisal an behalf of Lender in case of fire or other casualty affecting any of the Improvements).

                 (e) The Borrower will obtain endorsements to the policies pertaining to all physical Properties in which the Lender shall have a Lien under the Security Instruments naming the Lender as a loss payee and containing provisions that such policies will not be canceled without thirty (30) days' prior written notice having been given by the insurance company to the Lender.

         Section 4.10     Accounts and Records.    The Borrower will keep books
of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except only for changes in accounting principles or practices with which the Borrower's independent public accountants concur.

         Section 4.11 Inspection of Books and Records. The Borrower will permit any officer, employee or agent of the Lender to visit, inspect, examine the Borrower's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors, all at such reasonable times and as often as the Lender may desire.

         Section 4.12 Inspection of Premises. Lender, its employees, agents and/or representatives, will, at all times, and from time to time, be permitted to enter upon the Premises, or any portion thereof, and any of the locations where materials for the Improvements are being stored, to inspect the Premises, Improvements and all materials to be used in the construction thereof, and to examine all detailed plans and shop drawings, books, records, contracts, statements, invoices, bills, reports, lien waivers, and all other documents of any kind relating to the construction, leasing and operation of the Premises and/or any of the Improvements, which shall be kept at the construction site or such other location designated in writing by Borrower to Lender and approved by Lender in writing. Borrower shall cooperate and shall cause its agents and employees to cooperate with Lender and its representatives and agents during such inspection. This provision shall not be deemed to impose upon Lender any duty or obligations whatsoever to undertake such inspections, to correct any defects in the Premises or any of the Improvements or to notify any person with respect thereto nor shall it amount to a waiver of any Defect which Lender might have discovered by such inspection but failed to notify Borrower of same.

         Section 4.13     Notice of Certain Events.         The Borrower shall
promptly notify the Lender if the Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a





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                                                                             A-1

detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower of the Borrower with respect to a claimed Default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed Default and what action the Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting the Borrower or any of its Properties in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (iv) any dispute between the Borrower and any Governmental Authority or regulatory body or any other Person which, if adversely determined, would have a Material Adverse Effect; or (v) any material Default or noncompliance of any party to any of the Designated Contracts with any of the terms and conditions of the Designated Contracts, or any notice of termination or other material proceedings or actions which might adversely affect any of the Designated Contracts; or (vi) any amendment (whether or not material and whether or not permitted by this Agreement or by any consent of the Lender to a deviation from the terms of this Agreement) of any of the Designated Contracts, together with a copy of such amendment; or (vii) any event or condition having a Material Adverse Effect.

         Section 4.14     ERISA Information and Compliance.         The
Borrower will and will use best efforts to cause each ERISA Affiliate to promptly furnish to the Lender (i) if requested by the Lender, promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the president or the principal financial officer of the Borrower (or ERISA Affiliate as the case may be) specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto, (iii) at least ten (10) days prior to the filing by any Plan administrator of a notice of intent to terminate (a) Plan, a copy of such notice, (iv) promptly upon receipt, and in no event more than three (3) days after receipt, of a notice by the Borrower or any ERISA Affiliate or any administrator of any Plan that the PBGC has instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, a copy of such notice, (v) promptly and in any event within three (3) days after it knows or has reason to know of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Borrower describing such event





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
                                                                             A-1

or condition; and (vi) promptly and in no event more than ten (10) days after receipt thereof by the Borrower or any ERISA Affiliate, each notice received by the Borrower or any ERISA Affiliate concerning the imposition of any withdrawal liability under Section 4202 of ERISA. The Borrower will use its best efforts to cause each ERISA Affiliate to fund all current service pension liabilities as they are incurred under the provisions of any Plan from time to time in effect for the benefit of employees of the Borrower, and comply with all applicable provisions of ERISA.

         Section 4.15     Collateral Security.     At any time the Lender may
deliver to the Borrower a written demand for collateral security pursuant to this Section. Upon receipt of such demand, the Borrower will grant to the Lender, as security for the Note and other Indebtedness under or in connection with this Agreement, a first-priority Lien (superior to any other Lien except those permitted under Subsections 5.02(a) or (b) hereof) on such Properties of the Borrower as the Lender may require. The Liens will be created and perfected by and in accordance with the provisions of security agreements and financing statements, deeds of trust or other Security Instruments, all in form and substance satisfactory to the Lender in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

         Section 4.16 Down-Date Endorsements. Commencing not later than one hundred twenty (120) days after the initial Advance of each Interim Construction Loan (the "Applicable Date"), and prior to each Advance thereafter until Substantial Completion of the Unit covered by a particular Title Insurance Binder, Borrower will furnish to Lender a certificate issued by the Title Company reflecting such changes in title to the applicable Lot as may have occurred since the date of issuance of the Title Insurance Binder. Commencing on the Applicable Date, Borrower shall deliver to Lender with each Borrowing Request a satisfactory down-date endorsement to the applicable Title Insurance Binder, which endorsement shall (i) indicate that since the effective date of the Title Insurance Binder (or the effective date of the last such endorsement, if any) there has been no change in the status of title to the applicable Lot and (ii) have the effect of increasing the coverage of the Title Insurance Binder by an amount equal to the Advance then being made unless said Title Insurance Binder expressly provides automatically and without condition for such increase in coverage upon each such Advance. Any costs in connection with any of the foregoing shall be paid at the sole cost and expense of Borrower.

         Section 4.17     Compliance with Plans.   Borrower will prosecute the
construction of each Residence in accordance with the Plans applicable to that Residence.

         Section 4.18     Correction of Defects.   Borrower shall correct or
cause to be corrected (a) any defect in any Residence; (b) any material departure in the construction of any Residence from the Plans applicable thereto, Governmental Requirements, or the requirements of any lease, if applicable; or (c) any encroachment





                                       31
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                                                                             A-1

by any part of a Residence or any structure located on any Lot on any building line, easement, property line, or restricted area.

         Section 4.19 Survey. Borrower will furnish to Lender at any stage of construction, upon Lender's reasonable request, a Current Survey for any Unit. Said Survey must meet the requirements specified on Exhibit "D" attached hereto.

         Section 4.20     Documents.       Borrower will deliver and cause to
be delivered to Lender from time to time as required by Lender, all such statements, receipts and other data and information as Lender may reasonably require, reflecting (i) payment of bills for architectural services and for labor and materials used in the construction of the Improvements and (ii) compliance with any of the provisions and agreements contained in the Security Instruments. Borrower shall execute and deliver to Lender, from time to time as required by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Security Instruments. Borrower agrees that, upon request of Lender, that Borrower shall promptly cure any defects in the execution and delivery of this Agreement, any Note or any of the Security Instruments given as security for the payment of the Note. Borrower shall furnish Lender such reports on the operations of Borrower and on Borrower's Affiliates and associated enterprises, including details of projects or properties financed by parties other than Lender, as Lender may reasonably request.

         Section 4.21     Compliance with Governmental Requirements.
Borrower shall promptly comply with all Governmental Requirements affecting any portion of the Premises in all respects and Lender will be furnished, on demand, evidence of such compliance. Borrower assumes full responsibility for the compliance of the Plan s, the Land and the Improvements with all Governmental Requirements and with sound building and engineering practice, and, notwithstanding any approvals by Lender, Lender shall have no responsibility or obligation whatsoever for the Plans or any other matter incident to the Land or the construction of the Improvements.

         Section 4.22 Construction Contracts. Upon receipt of written request from Lender, Borrower agrees to cause major contractors and subcontractors to subordinate their respective liens, claims, and charges to the Deed of Trust covering the Units which are subject of such Construction Contracts and the rights, remedies and recourses of Lender thereunder.

         Section 4.23     Conveyance and Encumbrance.       Subject to the
provisions of Section 8.01 hereof, Borrower shall not sell, lease, exchange, assign, convey or transfer possession of, or otherwise dispose of any of the Units, or any legal or beneficial interests therein without the prior written consent of Lender, which consent shall be in Lender's sole discretion. However, except as provided in Section 8.01 hereof, if ownership of a Unit or any part thereof or any interest therein becomes vested in any Person other than Borrower, any proceeds of such sale shall constitute a trust fund





                                       32

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                                                                             A-1

for the benefit of Lender, and Lender may, without notice to Borrower, deal with such successor or successors with reference to the applicable Deed of Trust and Indebtedness in the same manner as with Borrower without in any way discharging Borrower from the Indebtedness, and without waiving any Default or Event of Default caused by such vesting of title in another Person. No transfer of any portion of the Premises, no forbearance by Lender and no extension of the time for the payment of the Indebtedness or the performance of any of the obligations performed or to be performed by the Borrower granted by Lender shall release, discharge or affect in any way the liability of Borrower hereunder.

         Section 4.24 Inspection Fee. Borrower shall pay to Lender at the time of each Advance and at the closing of the sale of each and every Unit covered by the Deed of Trust a reasonable Inspection Fee, the amount of which shall be determined by Lender.

         Section 4.25     Sign.   If required by Lender, Borrower shall
maintain on a suitable site in each Subdivision, a sign indicating that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender.

         Section 4.26     Construction of Improvements.     Borrower agrees
that (i) each Residence shall be constructed entirely on the Lot upon which such Residence was intended to be located; (ii) until the Interim Construction Loan is repaid, no future conveyance of any portion of or interest in the applicable Unit will be made by Borrower which will cause any encroachment above, on, or under the surface of such Unit; (iii) construction of a Residence will not encroach upon or overhang any easement or right-of-way upon the land of others; (iv) each Residence when erected, shall be wholly within the building restriction lines however established; and (v) upon request, Borrower shall, from time to time, furnish satisfactory evidence, in the sole judgment of Lender, of the foregoing. The construction of all Residences shall begin promptly, but not later than, before forty-five (45) days from the date of the initial Advance with respect to each Interim Construction Loan relating thereto and shall be prosecuted with diligence and continuity and in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable restrictive covenants, Governmental Requirements, and the Plans. After construction of a Residence has commenced, Borrower shall not permit work to be stopped on that Residence for a period in excess of ten (10) consecutive calendar days, and Borrower shall cause Substantial Completion to occur in accordance with the applicable Plans, on or before the Completion Date, free and clear of all Liens except the Lien of the applicable Deed of Trust.

         Section 4.27     Application of Loan Proceeds.

                 (a) Each time Borrower receives an Advance, Borrower shall promptly apply the same toward the payment of the items covered by the Borrowing Request in connection therewith and at Lender's request, shall furnish evidence satisfactory to Lender that all such items have been paid. No Advance by





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                                                                             A-1

         Lender shall ever be used to defray living expenses, to anticipate profit or to defray any other item not expressly set forth in the Budget connected with Cost of Construction.

                 (b) Borrower will hold all Advances of each Interim Construction Loan as a trust fund to be applied for the sole purpose of paying the costs of items set forth in the Budget for each Interim Construction Loan, respectively, and shall apply the same to the payment of such cost.

         Section 4.28     Borrower's Deposit.      If from time to time Lender
reasonably determines that the actual cost of Substantial Completion of a Unit exceeds or appears likely to exceed the amount of the unadvanced portion of an Interim Construction Loan, then Borrower shall, within five (5) calendar days following receipt of Lender's request, make a Borrower's Deposit with Lender. Lender may advance all or a portion of Borrower's Deposit prior to making any further Advance of the Interim Construction Loan. Borrower shall promptly notify Lender in writing if and when the actual cost of Substantial Completion of a Unit exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Interim Construction Loan relating to such Residences and the unadvanced portion of any then existing Borrower's Deposit.

         Section 4.29     Notices by Governmental Authority; Fire and Casualty
Losses, Etc.    Borrower shall timely comply with and promptly furnish to
Lender true and complete copies of any notice or claim by any Governmental Authority pertaining to any portion of the Premises. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting any portion of the Premises. Borrower shall maintain the Insurance Policies in full force and effect until the Indebtedness is fully paid and performed.

         Section 4.30     Joint Disbursement and Application by Lender.
Lender shall have the right, but not the obligation, to disburse jointly the proceeds of any Advance to the satisfaction of any item included in any Budget; it is agreed by the parties hereto that the foregoing shall authorize Lender to jointly disburse any Advance in connection with any Interim Construction Loan to pay any item included in a Budget relating to an Interim Construction Loan and/or any other Interim Construction Loan. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Indebtedness and shall be governed and secured by the Security Instruments. Borrower hereby authorizes Lender to hold, use, disburse and apply the Borrower's Deposit for payment of costs and expenses incident to the Indebtedness and the Premises, and the payment of the Indebtedness or performance of Borrower's Indebtedness hereunder. Borrower hereby assigns and pledges the proceeds of Borrower's Deposit and grants therein a security interest to Lender for such purposes. Lender may jointly disburse any portion of any Advance in connection with any Interim Construction Loan at any time, and from time to time, to persons other than Borrower for the purposes specified in this section irrespective of any other provision hereof, and the amount of





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                                                                             A-1

Advances to which Borrower shall thereafter be entitled pursuant to such Interim Construction Loan shall be correspondingly reduced. This authorization by Borrower shall be irrevocably vested in Lender for the purpose of protecting Lender's security interest in the Premises created under the Security Instruments and shall constitute a power coupled with that interest.

         Section 4.31     Deed of Trust.   Borrower shall deliver to Lender
evidence satisfactory to Lender that (i) each Deed of Trust constitutes a first, prior and enforceable lien and security interest against the portion of the Premises covered thereby, and (ii) there shall have been, as of the date of each Advance under the Note no change in the status of title to the Premises covered thereby, including without limitation, survey exceptions not theretofore approved in writing by Lender.

                 Section 4.32 Flood Area. Prior to the initial Advance of each Interim Construction Loan Borrower shall deliver to Lender evidence satisfactory to Lender that the Improvements covered thereby will not be situated in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards. Should it be determined, however, that any of the Improvements are to be situated in an area identified as having special flood hazards, and if Lender agrees to waive such requirement, Lender may require flood insurance with maximum limits of coverage and may require that the full premium thereof be paid in full prior to any advance hereunder. The flood insurance policy or policies shall all be in form and substance satisfactory to Lender.

         Section 4.33 Substantial Compliance. In no event shall Lender be obligated or committed to make any Advance hereunder in connection with an Interim Construction Loan unless, in the judgment of Lender, all Improvements ordinarily completed at the stage of construction when the Advance has been requested, shall have been completed in a good and workmanlike manner, and all materials and fixtures usually installed and furnished at such stage of construction shall have been furnished and installed, and all construction, materials, and fixtures shall be in substantial conformity with the Plans and all Governmental Requirements.

         Section 4.34 Easements, Encumbrances, Liens and Restrictive Covenants. Borrower shall not grant any easement, impose any restrictive covenants upon any of the Land or the Improvements, execute or file any subdivision plat affecting any of the Land or consent to the annexation thereof to any city without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall not, without the prior written consent of Lender, create, place, suffer or permit to be created or placed or, through any act or failure to act, acquiesce in the placing or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens





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                                                                             A-1

and security interests of the Security Instruments, with respect to any of the Land, other than the Permitted Encumbrances.

         Section 4.35     Continued Existence.     Borrower shall maintain its
existence and promptly and properly comply with all Governmental Requirements applicable to it or to any of its Property, business operations and transactions, and shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business.

         Section 4.36     Continued Viability of Warranties.        Borrower
shall promptly notify Lender of any change in any fact or circumstances represented or warranted by Borrower in the Security Instruments.

         Section 4.37     Transactions with Affiliates.     Borrower will not
engage in any transaction with any Affiliate of Borrower on terms less favorable to Borrower than would be obtainable at the time in comparable transactions with Persons not Affiliates of Borrower.

         Section 4.38     Ownership and Management.         Borrower will not
permit any change to occur in the ownership or management of any portion of the Premises or the capital stock of Borrower. Within ninety (90) days of the end of each fiscal year of Borrower, Borrower shall furnish to Lender a complete and accurate list of the names and addresses of the then current stockholders.

         Section 4.39     Indemnification of Lender.        Borrower hereby
expressly acknowledges and recognizes Borrower's responsibility for and agrees to indemnify, defend and hold Lender and Lender's officers, directors, shareholders, agents, employees, successors and assigns (as well as the officers, directors, shareholders, agents and employees of Lender's successors and assigns) absolutely harmless from and against all costs, expenses, liabilities, losses, damages, fines, penalties and/or obligations incurred by or imposed upon or alleged to be due of Lender or Lender's successors and assigns in connection with the assertion of (a) any claim for brokerage, agency or finder's fees or commissions in connection with the Indebtedness or the Premises not arising by, through or under Lender; or (b) any claim for reasonable attorneys', appraisal, title insurance, inspection or other fees, costs and expenses incurred in connection with the administration, collection or refinancing of the Indebtedness, which arise by, through or on behalf of Borrower or any agent or representative of Borrower; (c) any claim arising out of or occurring because of or related to any Default hereunder;(d) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Material on, from, or affecting the Premises or any other property; (e) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (f) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Material; or (g) any violations of laws, orders, an regulations, requirements, or demands of government authorities,





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which are based upon or in any way related to such Hazardous Material. Without limiting the remedies available to Lender with respect to the enforcement of its indemnification rights as stated herein or as stated in any of the Security Instruments, in the event any claim or demand is made or any other fact comes to the attention of Lender in connection with, relating or pertaining to, or arising out of the transactions contemplated by this Agreement, which Lender reasonably believes might involve or lead to some liability of Lender, Borrower shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and, to the extent requested by Lender, the defense of any such claim or demand and pay in connection therewith any loss, damage, deficiency, liability or obligation, including without limitation, attorneys' fees and court costs incurred in connection therewith. In the event of court action in connection with any such claim or demand Borrower shall assume, to the extent requested by Lender, the responsibility for the defense of any such action, and shall immediately satisfy and discharge any final decree or judgment rendered therein. Lender may, in its sole and uncontrolled discretion, make any payments sustained or incurred by reason of any of the foregoing, and Borrower shall immediately repay to Lender in cash the amount of such payment, with interest thereon at the rate specified in the Note to be applicable to past-due principal. Lender shall have the right to join Borrower as a party defendant in any legal action brought against Lender, and Borrower hereby consents to the entry of an order making Borrower a party defendant to any such action.

         Section 4.40     Incumbency.      Borrower shall from time to time, at
the request of Lender, certify to Lender the names, signatures, and positions of all persons authorized to execute and deliver any of the Security Instruments.

         Section 4.41     Tax and Insurance Payments.       Upon reasonable
written request from Lender, after the occurrence of an Event of Default, Borrower shall make monthly escrow payments (hereinafter referred to as the 11 "T&I Payments") to Lender, in advance, on the first day of the month for each month during the term of the Loan as follows:

                 (a)      Monthly Payments.        The amount of each such T&I
         Payment shall be (i) one-twelfth (1/12) of the annual real and personal property taxes assessed against the Premises and/or the use or ownership thereof (hereinafter referred to as the "Taxes") estimated if necessary) to become due for the tax year during which such T&I Payment is being made; plus (ii) one-twelfth (1/12) of the premiums (hereinafter referred to as the "Premiums") for the Insurance Policies for the calendar year during which such T&I Payment is being made, to the extent that such Premiums have not already been prepaid or fully paid; Lender shall have the right to report Borrower's tax identification number with respect to the T&I Payments regardless of the name in which the account is established. The T&I Payments shall be applied in accordance with subparagraph (e) below entitled "Application of T&I Payments".

                 (b)      Initial Catch-Up Payment.         In addition to the
         foregoing described monthly payments, Borrower shall make an initial lump sum payment equal to the amount of the T&I Payments attributable to the months of January through and including the month in which such request for T&I Payments is made. Such lump sum payment shall be delivered to Lender upon request therefor and shall be deemed part of the T&I Payments.

                 (c)      Account.         The T&I Payments shall be placed in
         a non-interest bearing account in the name of Lender only or, in Lender's sole and absolute discretion, in the name of Lender and/or Borrower, and may be commingled with Lender's other funds. Lender shall have the right to report Borrower's tax identification number with respect to the T&I Payments regardless of the name in which the account is established. The T&I Payments shall be applied in accordance with the provisions of this section entitled "Tax and Insurance Payments". Provided no Event of Default has occurred and is continuing, the amount of the T&I Payments due for the month of March of any calendar year shall be reduced by the amount, if any, by which the T&I Payments made during the previous calendar year exceed the actual amount of Taxes and Premiums due for such previous calendar year.

                 (d)      Additional Payments.     If Lender reasonably
         determines that any amounts previously paid by Borrower are (or will be) insufficient for the payment in full of the Taxes and Premiums, Lender shall notify Borrower of the additional amounts required to provide a sufficient fund and, within ten (10) days after the date of Lender's notice, Borrower shall pay to Lender the additional amount stated in Lender's notice.

                 (e)      Application of T&I Payments.      Lender shall apply
         the T&I Payments toward the Taxes and the Premiums due from time to time (or, at Lender's option, Lender may issue a check payable jointly to Borrower and the party to whom such payments are to be made), upon the following terms and conditions:

                          (i) Lender shall have received a written request from Borrower, specifying the amounts to be paid and to whom such payments are to be made, which request shall have been delivered to Lender not more than thirty (30) days and not less than ten (10) days prior to the time such payments first become due and payable;

                          (ii) Lender shall have ten (10) days after receipt of Borrower's written request in which to make such payments to the extent of T&I Payments received by Lender and not previously disposed of pursuant to this section entitled "Tax and Insurance Payments";





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                                                                             A-1


                          (iii) Lender shall have received the original tax statements received by Borrower or its agents with respect to the Taxes;

                          (iv)    There shall then exist no Event of Default;

                          (v)     Lender shall be under no obligation
                 whatsoever to pay any of the Taxes or the Premiums except to the extent of the amount of the T&I Payments, and then only if the conditions set forth in this paragraph entitled "Application of T&I Payments" have been met; and

                          (vi) Even if the conditions set forth in this paragraph have not been met, and whether or not a Default or an Event of Default then exists, Lender shall have the right in Lender's sole and absolute discretion, but shall be under no obligation whatsoever, to apply the T&I Payments toward payment of the Taxes and Premiums within thirty (30) days before the same first become due and payable, or at any time thereafter.

                 (f)      Additional Provisions.   If an Event of Default has
         occurred and is continuing hereunder, Lender shall have the additional option of (i) applying all or any part of the T&I Payments against the Indebtedness in such order as Lender shall elect, without notice to Borrower or any other Person; and/or (ii) pre-paying the Taxes and/or Premiums. Notwithstanding anything to the contrary contained in this Agreement, Lender hereby reserves the right to waive the payment by Borrower to Lender of the T&I Payments and, in the event Lender does so waive such payment in writing, such waiver shall be without prejudice to Lender's right to insist, at any subsequent time or times, that such payments be made in accordance herewith. Upon any assignment of the Deed of Trust, Lender shall have the right to pay over the balance of the T&I Payments then in Lender's possession to Lender's assignee, whereupon Lender shall then become completely released from all liability with respect thereof.

         Section 4.42     Sales and Operations Report.      Borrower shall
provide or cause to be provided to Lender within ten (10) days after the end of each calendar month, a certified current sales schedule certified by an officer of Borrower, operating statement certified by an officer of Borrower, and if requested by Lender, copies of all contracts executed during the previous calendar month. The sales schedule shall show, as of the end of such month, the Units sold or under contract, the name of the purchaser, the terms of the purchase, and such other information as may be reasonably required by Lender. The certified operating statement shall set forth a monthly and year-to-date income and expense statement for each Unit, which shall disclose the source and amount of all revenues received, the amount of expenditures incurred or paid and, if required by Lender, the parties to whom any such payments were made as of the end of such month, with respect to all income and expense attributable to the Unit for such month, and





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                                                                             A-1

shall contain such other information and supporting documentation as may required by Lender. Borrower shall provide to Lender, upon request, such other information pertaining to the Premises, the operations of the Premises or any other information reasonably requested by Lender.

         Section 4.43     Maintenance, Repair and Operation of Units.
Borrower shall maintain the Units in first class order, condition and appearance; operate the Units properly and efficiently and in compliance with any and all restrictive covenants affecting any of the Units; protect every part of the Units and the material stored thereon from removal, destruction, and damage; not commit or permit any waste of any of the Units; not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of any unit in a manner which violates any Governmental Requirement, or may be dangerous, constitutes a public or private nuisance, or makes void, voidable or cancelable, or increases the premium of, any insurance then enforced with respect thereto; upon demand by Lender and at Borrower's sole expense, correct any defect in any of the Units; and make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural or non-structural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep the Units in such order and condition.

         Section 4.44     Condemnation.    In the event the Premises or any
portion thereof is taken or damaged by eminent domain powers of any Governmental Authority, or be transferred in lieu thereof, all damages or other amounts awarded shall be paid to Lender and applied to payment of the Interim Construction Loans secured by the portion of the Premises affected after deducting any costs incurred in connection therewith, and all or any portion of the Indebtedness, at Lender's option, may be declared immediately due and payable.

         Section 4.45     Performance of Designated Contracts.      The
Borrower will perform and observe in all material respects each of the provisions of the Designated Contracts to which it is a party on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of the Borrower.

         Section 4.46     Utilities.       At the request of Lender, Borrower
shall furnish to Lender a letter from such parties as Lender may reasonably require indicating that all utility services and permits (including, without limitation, water and sewage permits) in such capacities as are necessary for the construction of the Residences and the operation thereof for their intended purpose are available at the boundary of each Lot, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

         Section 4.47     Streets.         At the request of Lender, Borrower
shall furnish a letter to Lender from a surveyor not disapproved by





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


                                                                             A-1

Lender indicating that all streets, roads, and/or highways necessary for the full utilization of any Residence or its intended purpose has been completed or the necessary rights-of-way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority, and all necessary steps have been taken by Borrower and any such Governmental authority to assure the complete construction and installation thereof prior to the Substantial Completion of the applicable Residence and the surveyor shall warrant the truth and accuracy of the foregoing representations.

         Section 4.48     Permits.         At the request of Lender, Borrower
shall deliver to Lender, prior to the commencement of construction of any Residence, certified copies of all zoning, utility, building, health and operating permits (if any) required for the construction and operation of each Residence.

         Section 4.49     Environmental Cleanup.   In the event Borrower or
Lender is or becomes obligated by any of the Environmental Laws or Governmental Requirements, or otherwise directed by any Governmental Authority, to clean up, remove, or encapsulate, or cause the cleanup, removal, or encapsulation of any Hazardous Material from the Premises, the Borrower (i) shall promptly undertake to arrange for such cleanup, removal and disposal in accordance with all applicable laws, rules, regulations and guidelines, (ii) shall exercise its best efforts to ensure that such cleanup and removal shall be conducted in a timely and diligent manner, and (iii) hereby expressly assumes the cost and expense of such cleanup, removal and/or encapsulation.





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                                                                             A-1

                                   ARTICLE 5

                               NEGATIVE COVENANTS

         The Borrower will, at all times, comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding:

         Section 5.01     Debt.   The Borrower will not incur, create, assume
or suffer to exist any Debt, or any Lien on its Properties if any such Debt or Lien would result in a violation of Sections 5.13 or 5.14.

         Section 5.02 Investments, Loans and Advances. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                 (a) investments, loans or advances the material details of which have been set forth in the Financial Statements or are disclosed to the Lender in Exhibit "I" hereto;

                 (b) investments in direct obligations of the United States of America or any agency thereof;

                 (c) investments in certificates of deposit of maturities less than one (1) year, issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000;

                 (d) investments in commercial paper of maturities less than one (1) year if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poors Corporation, Moody's Investors Service, Inc., or any other rating agency selected by the Borrower and satisfactory to the Lender; and

         Section 5.03 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except that the Borrower may (i) declare and deliver stock dividends, (ii) redeem stock with the proceeds received from the issue of new shares, and (iii) pay dividends to its stockholders and purchase its own outstanding capital stock, provided that any of such actions described in (i),
(ii) or (iii) shall not result in a violation of any other covenant herein, including, without limitation, sections 5.13 and 5.14.

         Section 5.04     Sales and Leasebacks.    The Borrower will not enter
into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Borrower shall





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                                                                             A-1

then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 5.05     Nature of Business.      The Borrower will not permit
any material change to be made in the character of its business as carried on at the date hereof.

         Section 5.06     Limitation on Leases.    The Borrower will not
create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements (including leases or lease agreements which constitute Debt) if the creation, incurrence, assumption or sufferance thereof would result in a violation of Sections 5.13 or 5.14 hereof.

         Section 5.07     Mergers, Etc.    The Borrower will not merge or
consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to, any Person.

         Section 5.08     Proceeds of Note.        The Borrower will not permit
the proceeds of the Note to be used for any purpose other than those permitted by Section 3.13 hereof.

         Section 5.09     ERISA Compliance.        Neither the Borrower nor any
ERISA Affiliate will, at any time:

                 (a) permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

                 (b) permit any Plan maintained by it to incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                 (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of ERISA.

                 (d)      file a notice of intent to terminate a Plan under
         Section 4041 of ERISA which could, in the opinion of the Lender, have a Material Adverse Effect of the financial condition of the Borrower.

                 (e) withdraw from a multi-employer Plan in a manner that, in the determination of the Lender, could have a Material Adverse Effect on the financial condition of the Borrower.

         Section 5.10 Sale or Discount of Receivables. The Borrower will not discount or sell with recourse, or sell for less than the





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                                                                             A-1

greater of the face or market value thereof, any of its notes receivable or accounts receivable.

         Section 5.11 Capital Assets. The Borrower will not make expenditures for capital or fixed assets in any fiscal year of the Borrower if such expenditure would result in a violation of Sections 5.13 or 5.14 hereof.

         Section 5.12     Environmental Matters.   The Borrower will not (i)
cause or permit any Hazardous Material to be placed, held, located, or disposed of on, under, or at any Property now or hereafter owned, leased, or otherwise controlled directly or indirectly by the Borrower, (ii) cause or permit any such Property to ever be used (whether by the Borrower, or any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material without first having in place adequate insurance of a sufficient amount to totally cover (subject to a deductibility clause not to exceed $25,000.00) any and all potential liability of any nature or amount arising from said events listed herein. Without limitation of the Lender's rights under this Agreement, Lender's representatives shall have the right, but not the obligation, if in the Lender's opinion adequate insurance as aforesaid is not in place, to enter upon any such Property or take such other actions as the Lender deems necessary or advisable to cleanup, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint which could result in Environmental Liability against the Borrower, the Lender, or otherwise, or which, in the sole opinion of the Lender would jeopardize the priority of any of the Lender's present or future Liens against the Property, the value of any Property or any rights of the Lender under this Agreement, the Notes, or any other Security Instrument. All costs and expenses incurred by the Lender and its employees, agents or representatives in the exercise of any such rights, including, without limitation, the costs and expenses of any remedial action, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, shall become part of the Indebtedness and be payable upon demand, together with interest thereon at the Highest Lawful Rate.

         Section 5.13     Tangible Net Worth.      The Borrower will not permit
its tangible net worth to be less than $5,000,000.00 at any time.

         As used in this Section "tangible net worth" shall mean the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any) less good will.

         Section 5.14 Ratio of Total Liabilities to Net Worth. The Borrower will not permit its ratio of (i) total liabilities to (ii) tangible net worth to be greater than 5 to 1 at any time.

         As used in this Section "tangible net worth" shall have meaning as defined in Section 5.13 hereof.





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                                                                             A-1

         Section 5.15     Preservation of Designated Contracts.     The
Borrower will not agree to any change, modification or amendment to or waiver of any of the terms or provisions of any of the Designated Contracts. The Borrower will not take any action or permit any action to be taken by others which will release any Person from its obligations or liabilities under any of the Designated Contracts.





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                                                                             A-1

                                   ARTICLE 6

                               EVENTS OF DEFAULT

         Section 6.01 Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                 (a) Payments - Default is made in the payment or prepayment when due of any installment of principal or interest on the Note or other Indebtedness or any of the Preclosing Indebtedness referred to in Section 9.19 hereof, and such Default continues for longer than ten (10) days past the due date provided therefor, whether or not notice of such Default shall have been given by Lender to Borrower; or

                 (b) Representations and Warranties - any representation or warranty by the Borrower herein or in any other Security Instrument or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Security Instrument proves to have been incorrect in any material respect as of the date when made or deemed made; or

                 (c) Affirmative Covenants - Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in Article 4 hereof of this Agreement, and except with respect to the covenants set forth in Sections 4.11, 4.12, 4.23,
         4.31 or 4.34 hereof (for which Sections no cure period shall be applicable) such Default continues unremedied for a period of thirty
         (30) days after the earlier of (i) notice thereof being given by the Lender to the Borrower, or (ii) such Default otherwise becoming known to the Borrower; provided, however, in the event that Lender shall have delivered two (2) such notices in any twelve (12) month period, the Borrower shall not be entitled to any further notice, grace, or opportunity to cure, and any subsequent Default shall be an Event of Default immediately; or

                 (d) Negative Covenants - Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in Article 5 hereof of this Agreement; or

                 (e) Other Security Instrument Indebtedness - Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in any Security Instrument other than this Agreement or in any of the Preclosing Security Instruments referred to in Section 9.19 hereof, and such Default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument; or





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                                                                             A-1

                 (f) Involuntary Bankruptcy or Other Proceedings - an involuntary case or other proceeding shall be commenced against the Borrower which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief against the Borrower shall be entered in any such case under the United States Bankruptcy Code; or

                 (g) Voluntary Petitions, etc. - the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its Debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

                 (h) Discontinuance of Business - the Borrower discontinues its usual business; or

                 (i) Default on Other Debt - the Borrower fails to make any payment due on any material Debt, or any event shall occur or any condition shall exist in respect of any Debt of the Borrower, or under any agreement securing or relating to such Debt, the effect of which is to cause or to permit any holder of such Debt to cause (whether or not such holder elects to cause) such Debt, or a portion thereof, to become due prior to its stated maturity and such condition continues unremedied for a period of thirty (30) days after notice thereof being given by the Lender to the Borrower; or

                 (j) Undischarged Judgments - the Borrower shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $50,000 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith; or

                 (k) Security Instruments - the Security Instruments or the Preclosing Security Instruments shall for any reason, except to the extent permitted by the terms thereof or hereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 3.03 hereof) in accordance with their terms, or cease to create a valid and perfected Lien of the priority





                                       47

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                                                                             A-1

         required thereby on any of the collateral purported to be covered thereby, or the Borrower shall so state in writing; or

                 (1) Construction of any one or more of the Residences shall not be commenced within forty-five (45) days after the date of each Interim Construction Loan relating to such Residences or, construction having been commenced on any Residence, shall cease for a period of ten (10) consecutive calendar days at any time prior to the Substantial Completion of such Residences;

                 (m) A Deed of Trust shall not, in the opinion of counsel for Lender, constitute a first, prior and enforceable lien upon the portion of the Premises securing payment of the Indebtedness;

                 (n) A Current Survey shall show that a Residence or any part thereof encroaches upon a street, any easement, right-of-way, set-back lines or any adjoining property or any Residence is not constructed entirely on the Lot on which it was intended to be constructed;

                 (o) Borrower shall attempt to assign its rights under this Agreement or any portion of the Premises shall be conveyed or shall be encumbered (except for taxes not yet due);

                 (p) Borrower neglects, fails, or refuses to keep in full force and effect any required permit or approval from any appropriate Governmental Authority with respect to the construction of any Residence;

                 (q) Substantial Completion of a Residence fails to occur on or before the Completion Date for the Residence established in the Interim Construction Loan;

                 (r) There is any substantial deviation in the work of construction from the Plans without the prior written approval of Lender, or there is incorporated in any Residence any defective workmanship or materials, which said deviation or defect is not commenced to be corrected within ten (10) Business Days after the first to occur of (i) the discovery thereof by Borrower or (ii) receipt of Lender's notification to Borrower of the existence thereof. and such removal or correction is not diligently continued to its conclusion;

                 (s) Borrower fails to obtain, when required by Government Requirement, inspections and/or approvals of the Residences from all Governmental Authorities and requisite certificates of occupancy;

                 (t) Occurrence of any condition, no matter how caused, which renders it impossible in the reasonable determination of Lender, for Borrower timely to comply fully with, or to cause timely full compliance with, the provisions hereof or of any





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


                                                                             A-1

         other of the Security Instruments and such condition continues unremedied for a period of thirty (30) days after notice thereof being given by the Lender to the Borrower;

                 (u) Failure of Borrower to permit Lender or its representatives at all reasonable times, to enter upon the Land, inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in such construction and to examine all detailed plans, shop drawings and specifications which relate to the Improvements, or the failure of Borrower to furnish to Lender or its authorized representatives, when requested, copies of such plans, drawings and specifications;

                 (v) Execution by Borrower of any conditional contract of sale, chattel mortgage or other security agreement covering any materials, fixtures, equipment, appliances or articles intended to be incorporated in the Improvements or the appurtenances thereto, or the filing of a financing statement under the Uniform Commercial Code, the publishing of notice of such security agreement, or the failure to purchase any such materials, fixtures, equipment, appliances or articles so that the ownership thereof will vest unconditionally in Borrower free from all Liens and encumbrances, on delivery to the Land or the failure of Borrower to produce and deliver to Lender upon demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures, equipment, appliances and articles;

                 (w) If Borrower shall have (i) concealed, removed or permitted to be concealed or removed any part of Borrower's Property with the intent to hinder, delay or defraud any of Borrower's creditors; or (ii) made or suffered a transfer of any of Borrower's Property which may be fraudulent under any debtor relief law or fraudulent conveyance or similar law; or (iii) suffered or permitted, while insolvent (under any applicable definition of the term), any creditor to obtain a Lien upon any of Borrower's Property through legal proceedings or distraint which lien is not permanently vacated within thirty (30) days from the date thereof.

         Section 6.02     Remedies.

                 (a) Upon the occurrence of any Event of Default described in Subsection 6.01(f) or (g) hereof, the Commitment and other lending obligations, if any, of the Lender hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon shall become immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of Default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence and at any time during the continuance of any other Event of Default specified in





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                                                                             A-1

         Section 6.01 hereof, the Lender may by written notice to the Borrower
         (i) declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor other notice of Default of any kind, all of which are hereby expressly waived by the Borrower, and/or (ii) terminate the Commitment and other lending obligations, if any, of the Lender hereunder unless and until the Lender shall reinstate same in writing.

                 (b) Upon an occurrence of an Event of Default, Lender shall have the right, but not the obligation, to enter upon and take immediate exclusive possession of all or any part of the Premises, either with or without process of law, forcibly or otherwise (so long as such action does not constitute a breach of the peace), expel and remove any Persons, goods or chattels occupying or upon the same, employ watchmen and other safeguards to protect the Premises, receive all rents and issue receipts therefor, manage, control and operate the Premises as fully as Borrower might do if in possession thereof, including, without limitation, the making of all repairs and replacements deemed necessary by Lender, the construction of Improvements thereon and leasing of the same, or any part thereof, from time to time, and after deducting all attorneys' fees and all costs and expenses incurred in the protection, care, maintenance, management and operation of the Premises, apply the remaining net income, if any, to the Premises or toward the satisfaction of any deficiency remaining after any foreclosure proceedings, and/or toward their satisfaction of any of the Indebtedness as provided herein. At the option of Lender, such entry and taking of possession shall be accomplished either by actual entry and possession or by written notice served personally upon or sent by certified mail to Borrower at the address of Borrower set forth herein. Borrower agrees to surrender possession of the Premises to Lender immediately upon the occurrence of an Event of Default upon the request of Lender. If Borrower shall remain in physical possession of the Premises, or any part thereof, after any Event of Default and Lender's request that Borrower surrender the Premises, such possession shall be as a tenant at sufferance of Lender, Borrower agrees to pay Lender, or to any receiver appointed as provided below, after such Event of Default, a reasonable monthly rental for the Premises, or a part thereof so occupied by Borrower, to be applied as provided above in the first sentence of this subparagraph and to be paid in advance on the first
         (1st) day of each calendar month, and, in Default of so doing, Borrower may be dispossessed by the usual summary proceeding. This covenant shall be effective irrespective of whether any foreclosure proceeding shall have been instituted and irrespective of any application for, or appointment of, a receiver.





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                 (c)      Upon the occurrence of an Event of Default hereunder
         or under any other Security Instrument, Lender may, at its option, apply for by ex parte petition and obtain, by appropriate judicial action, appointment of a receiver or receivers for all or any part of the Land and the Improvements as a matter or right, without regard to the sufficiency of the security, without any showing of insolvency, fraud or mismanagement on the part of Borrower, and without the necessity of filing judicial proceedings (other than the proceedings for the appointment of the receiver or receivers) to protect or enforce the rights of Lender. Borrower hereby consents to any such appointment.

                 (d) Upon the occurrence of an Event of Default hereunder or under any other Security Instrument, Lender may, at its option, exercise any and all other rights and remedies afforded by the laws of the State of Texas, or by any and all of the Security Instruments, or otherwise.

         Section 6.03     Right of Set-off.        Upon the occurrence and
during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         Section 6.04     Rights Vested.   The authorization and rights granted
by Sections 6.02 and 6.03 hereof shall be deemed irrevocably vested in Lender for the purpose of protecting Lender's security interest in the Premises created under the Security Instruments and shall constitute a power coupled with that interest, and may not be revoked by Borrower.





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                                                                             A-1

                                   ARTICLE 7

                             CONDITIONS OF LENDING

         The obligations of the Lender to make the loans pursuant to this Agreement are subject to the conditions precedent stated in this Article 7.

         Section 7.01     Initial Advance.         The obligations of the
Lender pursuant to the Commitment and under this Agreement are, in addition to the conditions precedent specified in Section 7.02 hereof, subject to the following conditions precedent wherein each document to be delivered to the Lender shall be in form and substance satisfactory to it:

                 (a) Note - the Borrower shall have duly and validly issued, executed and delivered the Note to the Lender.

                 (b) Compliance Certificate - the Lender shall have received a compliance certificate, which shall be true and correct, in the form of Exhibit "J" attached hereto, duly and properly executed by an executive officer of the Borrower, and dated as of the date of such Advance.

                 (c)      Secretary's Certificates --

                          (i) the Lender shall have received certificates of the Secretary or Assistant Secretary of the Borrower in form and substance satisfactory to the Lender with respect to the authorization of Borrower to execute and deliver of the Note, this Agreement and any other Security Instruments provided herein and authorization of the officers of the Borrower to sign such instruments, and (B) specimen signatures of the officers so authorized.

                          (ii) The Lender shall also have received a copy, certified as true by the Secretary or Assistant Secretary of the Borrower, of the articles or certificate of incorporation and the bylaws of the Borrower.

                 (d) Opinion of Borrower's Counsel - the Lender shall have received from Morris, Tinsley & Snowden, counsel for the Borrower, a favorable written opinion as to the matters contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.17 and 3.18 hereof; and as to such counsel's knowledge of pending or threatened material litigation or governmental or regulatory proceedings against the Borrower; and as to such other matters incident to the transactions herein contemplated as the Lender may reasonably request.

                 (e) Other Security Instruments - the Lender shall have received the following instruments, each duly and validly executed and delivered by the respective parties thereto (other than the Lender), and in sufficient executed





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                                                                             A-1

         counterparts for recording purposes when applicable, as security for the Note and other Indebtedness:

                          (i)     the Security Agreement

                          (ii) financing statements collectively covering all the Borrower's personal Property in which the Lender shall have Liens pursuant to the Security Instruments referred to in clauses (i) and (ii), inclusive, of this Subsection 7.01(e).

                 (f) Recordings - The Security Instruments mentioned in Subsections 7.01(e) hereof, or other notices related thereto if necessary or appropriate, shall have been duly delivered to the appropriate offices for filing or recording when applicable, and the Lender shall have received confirmations of receipt thereof from the appropriate filing or recording offices.

                 (g) Title Insurance Binder - The Lender shall have received from the Title Company a Title Insurance Binder with respect to each Unit for which any Advance has been made or for which any Borrowing Request has delivered to Lender.

                 (h) Additional Conditions Precedent - As conditions precedent to the making of the initial Advance hereunder, Borrower shall deliver to Lender the following:

                          (i)     A Deed of Trust covering each unit
                 attributable to an Interim Construction Loan;

                          (ii) Any releases, agreements, indemnities, or other documents required by the Title Company as a condition to issuing the Title Insurance Binder;

                          (iii) A certified copy of the recorded Subdivision plat in which the Lots covered by the Deed of Trust are located, properly filed of record and otherwise complying with all applicable laws unless Borrower has previously furnished such plat to Lender;

                          (iv) Evidence of the Insurance Policies and delivery of all documents or certificates as Lender may require with respect thereto;

                 (i) Each of the Security Instruments executed in connection herewith and in connection with each Interim Construction Loan shall be duly executed by Borrower and Borrower shall deliver evidence to Lender, in form and substance satisfactory to Lender, that such Security Instruments constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms.




                                      -53-
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                                                                             A-1

                 (j) Possession of Collateral Security - To the extent that such possession is necessary or appropriate for the purpose of perfecting the Lender's Lien in such collateral security, all Property in which the Lender shall at any time be entitled to have a Lien pursuant to this Agreement or any other Security Instrument shall have been physically delivered to the possession of the Lender or any bailee accepted by the Lender.

                 (k) Purpose Statement - the Borrower shall have executed and delivered a purpose statement on Federal Reserve Form U-1 of the Board of Governors of the Federal Reserve System, properly completed.

                 (l) Other - the Lender shall have received such other documents as it may reasonably have requested.

         Section 7.02     All Advances.    The obligation of the Lender to make
each Advance (including the initial Advance with respect to each Interim Construction Loan) pursuant to this Agreement is subject to the following further conditions precedent:

                 (a) Borrowing Requests - at least three but not more than ten (10) Business Days before each Advance hereunder the Lender shall have received a Borrowing Request which shall be true and correct and shall be duly and properly executed and completed by the Borrower.

                 (b) No Default - the fact that immediately after such Advance, no Default shall have occurred and be continuing.

                 (c) Representations and Warranties - the fact that the representations and warranties of the Borrower contained in this Agreement or any other Security Instrument (other than those representations and warranties which are by their terms limited to the date of the Agreement in which they are initially made) are true and correct in all material respects on and as of the date of such Advance.

                 (d) No Material Adverse Change - there shall have occurred, in the sole reasonable opinion of the Lender, no change, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or with respect to the Borrower's Properties from the facts represented in any Security Instrument, including this Agreement, which would have a Material Adverse Effect.

                 (e)      Additional Conditions Precedent -

                          (i) All conditions precedent as may be required in connection with any Advance pursuant to Section 7.01 hereof shall have been satisfied in the sole judgment of Lender;





                                      -54-
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                                                                             A-1

                          (ii) Prior to the initial Advance under each Interim Construction Loan, Borrower shall have delivered to Lender an Affidavit;

                          (iii) If required by Lender, Borrower shall deliver to Lender a Construction Draw Request executed by Borrower in the form of Exhibit "K" attached hereto and incorporated herein for all purposes, or in such other form as Lender may from time to time require;

                          (iv) If required by Lender, Borrower shall deliver to Lender down-date endorsements to the Title Insurance Binder prepared by the Title Company showing that since the date of issuance of the Title Insurance Policy, no Lien or other encumbrances have been claimed, granted or otherwise created with respect to or covering the subject Lot(s);

                          (v) If required by Lender, Borrower shall deliver to Lender lien waivers from the subcontractors and materialmen connected with any items to be paid in connection with said application for Advance; such lien waivers shall be in form and substance satisfactory to Lender;

                          (vi) If required by Lender, Borrower shall deliver to Lender copies of such billing statements, vouchers or invoices from the Persons to whom money is owed, as Lender may require;

                          (vii)   The location of all or any part of a
                 Residence does not and will not encroach upon any adjoining properties or interfere with any easement, building setback line, restrictive covenant or right-of-way, and each Residence is constructed on the Lot approved by Lender for the construction of such Residence;

                          (viii) Borrower shall deliver to Lender current monthly operating and sales reports, in form and substance satisfactory to Lender along with copies of any contracts entered into since the last Advance;

                          (ix) If required by Lender, Borrower shall deliver to Lender all subcontracts executed prior to the date of such Advance in connection with the construction of the Residences and not previously delivered to Lender;

                          (x) If required by Lender, Borrower shall deliver to Lender any and all other supporting documents reasonably required by Lender;

                          (xi) All funds previously disbursed by Lender under all Interim Construction Loans shall have been applied in accordance with the Budget relating to such Interim Construction Loans;





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                                                                             A-1

                          (xii) All construction prior to the date of a Borrowing Request shall have been done in accordance with the Plans with no substantial deviations;

                          (xiii) The amount of undisbursed proceeds from any Interim Construction Loan attributable to the Unit relating to such Interim Construction Loan is sufficient to pay the cost of completing such Unit in accordance with the Plans; and

                          (xiv) The Borrower shall deliver to the Lender in connection with each Unit for which an Advance is requested, an Affidavit of Bills Paid in the form of Exhibit "L", attached hereto and incorporated herein for all purposes.

                          (xv) If required by Lender, Borrower shall obtain and deliver to Lender the following site assessments conducted and certified by independent qualified environmental consultant(s) approved by Lender:

                                  (a)      a Category 1 or Phase 1
                          environmental audit assessing the presence of Hazardous Material, if any, at the Premises;

                                  (b)      such further site assessments as
                          Lender may require due to the results obtained in (a) above; and

                                  (c)      a report from such consultant(s) to
                          the effect that no Hazardous Materials are present at the Premises.

                 The environmental consultant(s), its qualifications, the scope and methodology of its investigations, its reports and recommendations and the form, scope and substance of its certifications to Lender shall be acceptable to Lender in all respects. For purposes of this Section, a Category 1 or Phase 1 environmental audit refers to what is commonly known within the industry as a three-phase approach the purpose of which is to assess the presence or absence of information that indicates potential contamination and to make recommendations for further investigation. A Category I or Phase 1 environmental audit would typically include, but not be limited to: a site history review, interviews with individuals who are familiar with the site and regulatory agency personnel, a site visit and off-site research (i.e., aerial photographs).

                 (f) If required by the Lender, the Borrower shall deliver to Lender the Construction Contract applicable to the Interim Construction Loan under which the Advance is requested, unless Borrower has previously furnished such Construction Contract to Lender;

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                                                                             A-1

                 (g) The Borrower shall have delivered to Lender within ten (10) business days after the slab has been poured on each Lot, the Current Survey applicable to the Interim Construction Loan under which the Advance is requested, unless Borrower has previously furnished such Current Survey to Lender;

                 (h) If required by Lender, the Borrower shall deliver to Lender the Plans applicable to the Interim Construction Loan under which the Advance is requested, unless Borrower has previously furnished such Plans to Lender;

                 (i) The Lender shall have obtained an Appraisal of the Unit applicable to the Interim Construction Loan under which the Advance is requested, unless such Appraisal shall have been already obtained by Lender;

         Section 7.03     Funding of Advances.     Within three (3) Business
Days following the fulfillment by Borrower of all conditions precedent to any Advance, Lender shall at its discretion make such Advance to Borrower or jointly to the parties entitled to payment.

         Section 7.04     Limitation on Speculative Starts.
Notwithstanding any provision contained herein to the contrary, Lender shall not be obligated to make any Interim Construction Loan to finance any Speculative Start in any Subdivision if:

                 (a) the aggregate sum of the Maximum Loan Amount of all Interim Construction Loans attributable to Speculative Starts exceeds the sum of $6,000,000.00;

                 (b) the aggregate sum of the Maximum Loan Amount of all Interim Construction Loans attributable to Speculative Starts in the Houston CMSA exceeds the sum of $5,000,000.00;

                 (c) the aggregate sum of the Maximum Loan Amount of all Interim Construction Loans attributable to Speculative Starts in Austin CMSA exceeds in the aggregate, the sum of $1,000,000.00;

                 (d) the total number of Speculative Starts in Greatwood Subdivision and New Territory Subdivision approved in writing by Lender exceeds, in the aggregate, fifteen (15); or

                 (e) the total number of Speculative Starts in Subdivisions other than Greatwood Subdivision and New Territory Subdivision exceeds, in the aggregate, ten (10).

         Section 7.05     Limitation on Models.    Notwithstanding any
provision contained herein to the contrary, Lender shall not be obligated to make any Interim Construction Loan to finance any Models in any (a) Subdivision if the total number of Models in all Subdivisions exceeds in the aggregate eight (8); or (b) the total number of Models in any one Subdivision exceeds in the aggregate two (2).

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                                                                             A-1

         Section 7.06     Certain Recordings and Documents After Closing.

                 (a) Recordings - within ten (10) Business Days after the execution by Borrower of any Deed of Trust provided for hereunder, the Lender or its counsel shall have mailed or otherwise delivered such Deed of Trust to the appropriate filing or recording offices except to the extent that such filings or recordings shall already have been made in satisfaction of Subsection 7.01(f) hereof.

                 (b) Confirmations of Recordings and Lien Priority - within thirty (30) days from the date of execution of each Deed of Trust provided for hereunder, the Lender shall have received confirmations of the recording thereof from the appropriate recording offices, and such offices or the Title Company demonstrate to the satisfaction of Lender that there are no other intervening filings or recordings against the Properties described in such Deed of Trust.

                 (c) Other - the Lender shall have received such other documents as it may reasonably have requested at any time, including, without limitation, any documents referred to in Section 7.01 hereof or for the purposes referred to in Section 4.06 hereof.

                 (d) Funding - during the term of this Agreement, until the requirements of Subsections (a), (b), and (c) of this Section shall have been satisfied in full, the Lender shall not be obligated to make Advances under the Commitment, notwithstanding anything else in this Agreement to the contrary.

         Section 7.07 Application of Interim Construction Loan Proceeds. Borrower will hold all Advances of each Interim Construction Loan as a trust fund to be applied for the sole purpose of paying the cost of construction of the Units under each such Interim Construction Loan in accordance with the Budget and shall apply the same to the payment of such costs. Borrower will apply such Advances by Lender to the payment of material and labor costs in connection with construction of the Units under each such Interim Construction Loan pursuant to the request for Advance. Such payment will be made promptly and Advances will be used for no other purpose so long as any sums of money remain due by Borrower for the payment of material and labor.

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                                                                             A-1

                                   ARTICLE 8

                                PARTIAL RELEASES

         Section 8.01 Conditions to and Procedures for Partial Release. Provided (i) no Event of Default exists under the Note, this Agreement, or any of the Security Instruments; (ii) Lender does not disapprove a proposed contract of sale for any Release Parcel (as defined hereafter) and said sale is closed; and (iii) Borrower pays to Lender the Release Price, as hereinafter defined, Borrower shall be entitled to receive Partial Releases from Lender of the Liens created by any Deeds of Trust and any other Security Instruments benefiting Lender on the following basis:

                 (a)      Borrower to Deliver Contracts for Sale and Partial
         Releases.     Borrower shall deliver to Lender (i) if required by
         Lender, a copy of the proposed contract of sale for the Release Parcel, (ii) the Settlement Statement prepared by the Title Company in connection with the sale of a Release Parcel, and (iii) a partial release instrument ("Partial Release") in form and substance identical to the form attached hereto as Exhibit "M", which shall include a lot and block legal description of the Unit for which the Partial Release is requested (the "Release Parcel") . In addition, the Partial Release shall be accompanied by information necessary for Lender to process the Partial Release, including, without limitation, the name and address of the Title Insurance Company to whose attention the Partial Release should be directed, any applicable order numbers, and the date on which the Partial Release is to become effective. Borrower also shall specify the name and address of the prospective purchaser or transferee of the Release Parcel and such other documents and information as Lender may reasonably request.

                 (b)      Partial Release Price.   Upon satisfaction of all of
         the conditions precedent to a Partial Release, in the reasonable judgment of Lender, Borrower shall pay to Lender the Release Price, as defined hereafter. The Release Price ("Release Price") for each Release Parcel shall be an amount equal to the aggregate sum of (i) all Advances made under the Interim Construction Loan in connection with the Release Parcel including, without limitation, the pro rata share of interest paid in connection with the Interim Construction Loan, and all other fees and charges reasonably required by Lender. Contemporaneously with the payment to Lender of the Release Price, Lender shall execute and deliver all documents necessary to effect the release of its Lien on the Release Parcel, all such documents and instruments to be prepared, reviewed and recorded at Borrower's sole cost and expense and to be a part of the Release Price. The Release Price shall be applied to principal of the Note in inverse order of maturity.

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                                                                             A-1


                 (c)      Borrower to Pay Expenses Associated with Partial
         Releases.     Borrower shall pay all reasonable costs and expenses of
         Lender arising in connection with any Partial Releases of any portion of the Premises, including but not limited to reasonable legal fees of Lender's counsel, title insurance premiums arising as a result of endorsements required by Lender in connection with such Partial Release, and all other costs arising in connection with the execution and delivery of the Partial Release, all such costs and expenses to be a part of the Release Price in connection with any such Release Parcel related thereto.





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                                                                             A-1

                                   ARTICLE 9

                                 MISCELLANEOUS

         Section 9.01     Notices.         Any notice required or permitted to
be given under or in connection with this Agreement, the other Security Instruments (except as may otherwise be expressly required therein) or the Note shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered,

                 (a) if to the Borrower, to its address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Lender in writing; or

                 (b) if to the Lender, to its address shown at the beginning of this Agreement, or to such other address or to such individual's or department's attention as it may have furnished the Borrower in writing.

Any communication so addressed and mailed shall be deemed to be given when so mailed, except that Borrowing Requests or communications related to Borrowing Requests shall not be effective until actually received by the Lender; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Lender, as the case may be.

         Section 9.02 Amendments and Waivers. Any provision of this Agreement, the other Security Instruments or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower (and/or any other Person which is a party to any Security Instrument being amended or with respect to which a waiver is being obtained) and the Lender.

         Section 9.03     Invalidity.      In the event that any one or more of
the provisions contained in the Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Security Instrument.

         Section 9.04 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Security Instruments, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Security Instruments, shall survive such date or dates.





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         Section 9.05     Successors and Assigns.  All covenants and agreements
contained by or on behalf of the Borrower in the Note, this Agreement and any other Security Instrument shall bind its duly authorized successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.
The Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the express prior written consent of the Lender. In the event that the Lender sells participations in the Note or other Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to the Lender.

         Section 9.06     Renewal, Extension or Rearrangement.      All
provisions of this Agreement and of any other Security Instruments relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness.

         Section 9.07     Waivers.         No course of dealing on the part of
the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under the Note, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 9.02 hereof.

         Section 9.08     Cumulative Rights.       Rights and remedies of the
Lender under the Note, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.09     Singular and Plural.     Words used herein in the
singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 9.10     CONSTRUCTION.    THIS AGREEMENT  IS, AND THE NOTE
WILL BE, A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, AS SUCH LAWS ARE NOW IN EFFECT AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO THE LENDER AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTE.





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         Section 9.11   Interest.    It is the intention of the parties hereto
to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received under the Note, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the Lender resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower) . Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under the Note or any of the Security Instruments which are made for the purpose of determining whether the interest rate exceeds the Highest Lawful Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under the Note or any of the Security Instruments.

         To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Lender for the purpose of determining the Highest Lawful Rate, the Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.

         If at any time the sum of the Margin Percentage plus the Prime Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the





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interest to accrue on the Note below the Highest Lawful Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued if a varying rate per annum equal to the sum of the Margin Percentage plus the Prime Rate had at all times been in effect. If at maturity or final payment of the Note the total amount of interest paid or accrued on the Note under the foregoing provisions is less than the total amount of interest which would have accrued if a varying rate per annum equal to the sum of the Margin Percentage plus the Prime Rate had at all times been in effect, then the Borrower agrees, to the fullest extent permitted by law, to pay to the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on the Note the Highest Lawful Rate had at all times been in effect or (ii) the amount of interest which would have accrued on the Note if a varying rate per annum equal to the sum of the Margin Percentage plus the Prime Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of the Note.

         Section 9.12     References.      The words "herein," "hereof,"
"hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

         Section 9.13     Taxes, etc.      Any taxes (excluding income taxes)
payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Security Instruments shall be paid by the Borrower, together with interest and penalties, if any.

         Section 9.14 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibitation provided by any applicable statute or regulation.

         Section 9.15     Entire Agreement.        The Note, this Agreement and
the Security Instruments referred to in Subsection 7.01(e) hereof embody the entire agreement and understanding between the Lender and the Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

         Section 9.16     Exhibits.        The exhibits attached to this
Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 9.17     Titles of Articles, Sections and Subsections.     All
titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such





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articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 9.18     Jurisdiction.    All actions or proceedings with
respect to the Note, this Agreement or the other Security Instruments may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas, or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as the Lender may elect, and by execution and delivery of this Agreement, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waives (i) any objection the Borrower may now or hereafter have to the laying of venue in any of such courts, and (ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum.

         Section 9.19     Trust Funds.     Borrower acknowledges that it is
familiar with chapter 162 Construction Payments, Loan Receipts and Misapplication of Trust Funds, Property Code, Vernon's Texas Codes Annotated that makes a portion of the proceeds of the Loan intended to cover costs of construction trust funds for the benefit of contractors and materialmen for the Premises, and makes it a criminal offense to divert any of said proceeds to any other use unless and until all of said beneficiaries are paid in full.

         Section 9.20     Counterparts.    This Agreement may be executed in
two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.21     Effectiveness.   This Agreement shall not be
effective until delivered to the Lender at its principal offices in the State of Texas, indicated at the first page of this Agreement, accepted by the Lender in such State, and executed by the Lender in such State.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.





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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.



BORROWER:                                          NEWMARK HOME CORPORATION




                                                   By: /s/ JOHN HARRIS
                                                       ------------------------
                                                   Name:  John Harris
                                                        -----------------------
                                                   Title: President
                                                         ----------------------




                                                   UNITED SAVINGS ASSOCIATION OF
                                                   TEXAS FSB



                                                   By:
                                                       ------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------





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